                                   EXHIBIT 2

                            STOCK PURCHASE AGREEMENT

                                    for the

                                  ACQUISITION

                                       of

              CENTRAL ENGINEERING COMPANY, a Minnesota corporation

                                       by

                 CADE INDUSTRIES, INC., a Wisconsin corporation


                          Dated as of October 31, 1997

                              TABLE OF CONTENTS

RECITALS..........................................................................1

DEFINITIONS.......................................................................1
SECTION 1.                PURCHASE AND SALE OF THE SHARES.........................5
                 1.1      Purchase and Sale.......................................5
                 1.2      Payment of Purchase Price...............................5

SECTION 2.                THE CLOSING.............................................6
                 2.1      Place and Date..........................................6
                 2.2      Taking of Necessary Action..............................6

SECTION 3.                OTHER AGREEMENTS........................................6
                          3.1     Expenses........................................6
                          3.2     Noncompetition; Confidentiality.................6
                          3.3     Shareholders' Representative....................7

SECTION 4.                REPRESENTATIONS AND WARRANTIES OF LOREN E. SWANSON
                          ........................................................8
                          4.1     Organization....................................8
                          4.2     Capital Structure...............................8
                          4.3     Subsidiaries....................................8
                          4.4     Authority; No Violation.........................8
                          4.5     Corporate Documents.............................9
                          4.6     Consents and Approvals..........................9
                          4.7     Financial Statements............................9
                          4.8     No Undisclosed Liabilities......................9
                          4.9     Inventory......................................10
                          4.10    Accounts.......................................10
                          4.11    No Adverse Change..............................10
                          4.12    Litigation.....................................12
                          4.13    Title; Use and Condition of Assets; Machinery and
                          Equipment..............................................12
                          4.14    Real Property..................................13
                          4.15    Intellectual Property Rights...................13
                          4.16    Licenses for Third Party Software..............14
                          4.17    Contracts, Leases and Commitments..............14
                          4.18    Warranties.....................................16
                          4.19    Customers......................................16
                          4.20    Tax Matters....................................17
                          4.21    Employee Relations.............................19
                          4.22    Employee Benefit Plans.........................20





                                      (i)

                  4.23    Health, Safety, Employment and
                          Environmental Matters..............................25
                  4.24    Records and Customer Lists.........................26
                  4.25    Insurance..........................................26
                  4.26    Compliance with Laws...............................27
                  4.27    No Misrepresentation...............................28
                  4.28    Brokers............................................28
                  4.29    Dividends..........................................28
                  4.3     Bank Accounts......................................28
                  4.31    Transactions with Related Parties..................28

SECTION 5.                PERSONAL REPRESENTATIONS AND WARRANTIES OF THE
                          SHAREHOLDERS.......................................29
                  5.1     Title to Stock.....................................29
                  5.2     Investment Intent..................................29
                  5.3     Authorization; Capacity; Enforceability............30
                  5.4     No Violation or Conflict...........................30
                  5.5     Litigation.........................................31
                  5.6     Government Approvals...............................31
                  5.7     No Pending Acquisitions............................31

SECTION 6.                REPRESENTATIONS AND WARRANTIES OF BUYER............31
                  6.1     Organization.......................................31
                  6.2     Capital Structure..................................31
                  6.3     Authority..........................................31
                  6.4     Consents and Approvals.............................32
                  6.5     Litigation.........................................32
                  6.6     Brokers............................................32
                  6.7     Annual Report......................................32
                  6.8     Buyer Common Stock.................................32
                  6.9     No Knowledge of Misrepresentations or Omissions....33
                  6.10    Contracts..........................................33

SECTION 7.        7.1     COVENANTS..........................................33
                          Best Efforts.......................................33

SECTION 8.                CONDITIONS TO CLOSING..............................34
                  8.1     Conditions to Obligations of Buyer.................34
                  8.2     Conditions to Obligations of the Shareholders......37

SECTION 9.                TERMINATION........................................40
                  9.1     Termination........................................40
                  9.2     Effect of Termination..............................40

SECTION 10.               INDEMNITY..........................................41


                                      (ii)

                 10.1    Indemnity by Shareholders..........................41
                 10.2    Indemnity by Buyer.................................42
                 10.3    Exceptions for Indemnified Damages.................42
                 10.4    Termination of Indemnification Obligations.........44
                 10.5    Exclusive Remedy...................................44
                 10.6    Tax Matters........................................44

SECTION 11.              MISCELLANEOUS......................................44
                 11.1    Expenses...........................................44
                 11.2    Survival of Representations and Warranties.........44
                 11.3    Parties in Interest................................45
                 11.4    Notices............................................45
                 11.5    Waivers............................................45
                 11.6    Governing Law......................................46
                 11.7    Integration; Amendment and Termination.............46
                 11.8    Paragraph and Other Headings.......................46
                 11.9    Counterparts.......................................46
                 11.10   No Impairment......................................46
                 11.11   Schedules..........................................46
                 11.12   Legal Proceedings..................................46

Annex A Employment and Non-Compete Agreement for Loren E. Swanson
Annex B Form of Escrow Agreement
Annex C Facilities Purchase and Sale Agreements

SCHEDULES

         1.1     Chiltern Hills Assets and Liabilities sold to Kurt Swanson
         1.2     Payment to Shareholders
         4.2     Capital Structure and Shareholders
         4.4     Authorization
         4.8     Liabilities
         4.9     Intangible Assets
         4.9     Inventory
         4.10    Accounts Receivable
         4.11    Adverse Changes
         4.12    Litigation
         4.13    Title to Assets; Personal Property
         4.14    Real Property
         4.15    Intellectual Property
         4.16    Software Licenses
         4.17    Material Contracts
         4.18    Warranties; Warranty Claims



                                     (iii)

         4.19    Customers
         4.20    Tax Matters
         4.21    Employee Matters
         4.22    Employee Benefit Plans
         4.23    Health, Safety, Employment and Environmental Matters
         4.25    Insurance
         4.27    Financial Information
         4.29    Dividend
         4.30    Bank Accounts
         4.31    Transactions with Related Parties
         6.4     Buyer Consents and Approvals
         10.1    Guaranteed Accounts





                                      (iv)

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT is made as of the 31st day of October, 1997, by and among Cade Industries, Inc., a Wisconsin corporation ("Buyer") and the shareholders (the "Shareholders") of Central Engineering Company, a Minnesota corporation (the "Company"). This Stock Purchase Agreement, together with all exhibits and schedules hereto, as amended from time to time, is hereinafter referred to as the "Agreement."

                                    RECITALS

         WHEREAS, the Company and its wholly-owned subsidiaries, Cenco Europe, Inc. ("C Europe"), a Minnesota corporation and Central Engineering International Co., a Virgin Islands corporation ("C Engineering" and together with C Europe, the "Subsidiaries") are principally engaged in the business of manufacturing engine test cell and associated ground support equipment (the "Business");

         WHEREAS, Buyer desires to acquire the Company and its Subsidiaries through the purchase of all of the issued and outstanding capital stock of the Company.

         NOW THEREFORE, in consideration of the Recitals and of the mutual covenants, conditions, and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

                                  DEFINITIONS

         The following capitalized terms when used herein shall have the meanings specified:

         "Accounts" shall mean the accounts receivable, notes receivable, and similar rights of the Company and, unless the context otherwise requires, its Subsidiaries.

         "Affiliate" shall mean a person or entity which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the other entity or person in question.

         "Average Closing Price of Buyer's Common Stock" shall mean $3.00 per share of Buyer's Common Stock.

         "Business" shall have the meaning set forth in first paragraph of Recitals.

         "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in the State of Wisconsin are authorized or permitted to be closed in observance of a legal holiday.

         "Buyer" shall mean Cade Industries, Inc., a Wisconsin corporation.

         "Buyer's Common Stock" shall mean shares of common stock, $.001 par value of Buyer.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C.A. Section 9601, et seq., and the rules, regulations and orders promulgated thereunder.

         "Chiltern Hills" shall mean the program developed by Kurt Swanson and the assets and liabilities identified in the Transfer Agreement dated September 29, 1997, between the Company and the Chiltern Hills Company and listed on
SCHEDULE 1.1.

         "Class A" shall mean shares of Class A Common Stock, $.10 par value, of the Company.

         "Class B" shall mean shares of Class B Common Stock, $.10 par value, of the Company.

         "Closing" shall have the meaning set forth in Section 2.1.

         "Closing Date" shall have the meaning set forth in Section 2.1.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

         "Company" shall mean Central Engineering Company, a Minnesota corporation and, unless the context otherwise requires, its Subsidiaries.


         "Contracts" shall have the meaning set forth in Section 4.17.

         "Employment Agreement" shall mean the Employment and Noncompete Agreement between the Company and Loren E. Swanson in substantially the form attached as ANNEX A.

         "Environmental Laws" shall mean all Laws in effect on or prior to the Closing Date (including, without limitation, CERCLA), regulations, and written and binding policies by a governmental agency (foreign, federal, state, or local) relating to the protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, Laws and regulations relating to Environmental Releases or threatened Environmental Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

         "Environmental Release" shall mean any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

         "ERISA Affiliate" shall mean a trade or a business, whether or not incorporated, that is required to be aggregated with the Company for employee benefit purposes under Internal Revenue Code Sections 414(b), (c), (m), and/or
(o) or the regulations promulgated thereunder.

         "Escrow Agent" shall mean First Trust National Association, Minneapolis, Minnesota, or such other person or entity mutually acceptable to Buyer and the Shareholders' Representative.

         "Escrow Agreement" shall mean the Escrow Agreement dated as of the date hereof among Buyer, the Shareholders' Representative and the Escrow Agent and attached as ANNEX B.

         "Expenses" shall have the meaning set forth in Section 3.1.

         "Facilities" shall mean the land, buildings, fixtures, structures, and improvements out of which the Business is operated, located in the St. Anthony Industrial Park, Minneapolis, Minnesota, and owned, directly or indirectly, by Loren E. Swanson and his Affiliates.

         "Facilities Purchase Agreement" shall mean the purchase and sale agreements relating to the Facilities to be entered into by and among Buyer and Ole Investments a general partnership and Loren E. Swanson, as the case may be, in the form of ANNEX C attached hereto.

         "Financial Statements" shall mean the consolidated financial statements of the Company and its Subsidiaries for the years ended June 30, 1997, 1996 and 1995, reported upon by McGladrey & Pullen, LLP, independent auditors.

         "Closing Balance Sheet" shall mean a consolidated balance sheet of the Company (exclusive of all assets and liabilities relating to Chiltern Hills which were previously sold for cash to Kurt Swanson pursuant to the Transfer Agreement) dated as of September 30, 1997, prepared as described in Section
3.3. hereof.

         "GAAP" shall mean United States generally accepted accounting principles, applied on a basis consistent with past practice.

        "Hazardous Materials" shall mean: (a) any waste, hazardous waste, pollutant, contaminant, or hazardous or toxic substance as specified, listed, identified, or defined as of the Closing Date in (i) the Resource Conservation and Recovery Act, 42 U.S.C.A. Section 6901, et seq., and the rules, regulations and orders promulgated thereunder; (ii) CERCLA; (iii) the Clean Water Act, 33 U.S.C. 1251, et seq., and the rules, regulations and orders promulgated thereunder; (iv) the Clean Air Act, 42 U.S.C. 7401, et seq., and the rules, regulations and order promulgated thereunder; (v) the Toxic Substances Control Act, 15 U.S.C. 2601, et seq., and the rules, regulations and orders promulgated thereunder; (vi) the Hazardous Materials Transportation Act, 49 U.S.C. 1801, et seq., and the rules, regulations and orders promulgated thereunder; (vii) the Occupational Safety and Health Act, 29 U.S.C. 651 et seq., and the rules, regulations and orders promulgated thereunder; and (viii) any other applicable U.S. federal, state, local, or other statutes or Laws, and the rules, regulations, and orders promulgated thereunder; (b) asbestos; (c) formaldehyde;
(d) polychlorinated biphenyls; (e) radioactive materials; and (f) waste oil and other petroleum products.

         "Holdback Amount" shall mean the sum of $400,000 to be held out of the Purchase Price paid by Buyer at Closing and paid pursuant to Section 1.2.

         "Intellectual Property Rights" shall mean (i) patent rights and rights, title and interest in and to all letters patent or applications for letters patent, industrial models, industrial designs, petty patents, patents of importation, utility models, certificates of invention and other government issued or granted indicia of invention ownership including any reissue, division, continuation or continuation-in-part applications throughout the world; (ii) rights, title and interest in and to trade secrets and trade secret rights arising under the common law, state law, federal law and laws of foreign countries; (iii) copyright rights, and other literary property and author rights whether or not copyrightable; and rights, title and interest in and to all copyrights, copyright registrations, certificates of copyright and copyrighted interests throughout the world; (iv) mask work rights including mask work registration rights and mask work registrations throughout the world;
(v) rights, title and interest in and to all know-how and show-how whether or not protectable by patent, copyright or trade secret law, or as a registered mask work; and (vi) trademarks, trade names and service marks, whether registered or arising under the common law, state law, federal law and laws of foreign countries and all registrations thereof and interests therein throughout the world and all associated goodwill.

         "Inventory" shall mean all of the Company's and its Subsidiaries' inventories of useable raw materials and supplies, work in process, and finished goods which are resalable at normal prices and discounts in the ordinary course of business.

         "June 30, 1997 Balance Sheet" shall mean the consolidated balance sheet of the Company and its Subsidiaries as of June 30, 1997.

         "Knowledge of the Company" shall mean actual knowledge of the officers of the Company or any knowledge which any such officer should have by virtue of his or her position with or relationship to the Company or knowledge from operating and managing the Business. For purposes of this provision, officers will mean Loren E. Swanson, E.L. Tell, Ron Severson and Steve Biessener.

         "Knowledge of the Shareholders" shall mean actual knowledge of any Shareholder and any knowledge which any Shareholder should have by virtue of his or her position with or relationship to the Company.

         "Law" shall mean any federal, state, local, or other law, rule, regulation, or governmental requirement or restriction of any kind, including any rules, regulations and orders promulgated thereunder and any final orders, decrees, written and binding policies, consents or judgments of any regulatory agencies, courts or other Persons.

         "Leased Assets" shall mean all items of personal or real property which the Company and/or its Subsidiaries lease, which items are listed on
SCHEDULE 4.17 hereto.

         "Lien" shall mean, with respect to any asset: (a) any mortgage, pledge, lien, charge, claim, restriction, reservation, condition, easement, covenant, lease, encroachment, title defect, imposition, security interest or other encumbrance of any kind whether imposed by Law, by contract or otherwise; and (b) the interest of a vendor or lessor under any conditional sale agreement, financing lease or other title retention agreement relating to such asset.

         "Material Change" shall have the meaning set forth in Section 4.11.

         "Person" shall mean a natural person, corporation, limited liability company, limited liability partnership, association, joint stock company, trust, partnership, government entity, agency or branch or department thereof, or any legal entity.

         "Purchase Price" shall have the meaning set forth in Section 1.2.

         "Shareholders' Representative" shall mean Loren E. Swanson.

         "Shareholders" shall mean the holders of Class A or Class B Shares as of the Closing.

         "Taxes" shall have the meaning set forth in Section 4.20(a).

         "Third Party Software" shall have the meaning set forth in Section
4.16.

SECTION 1.      PURCHASE AND SALE OF THE SHARES.

         1.1 Purchase and Sale. At the Closing, and upon all of the terms and subject to all of the conditions of this Agreement, the Shareholders shall sell, assign, convey, and deliver to Buyer, and Buyer shall purchase and accept from the Shareholders, all of the Class A and Class B issued and outstanding shares of the Company. Certificates for said Class A and Class B shares shall be delivered to Buyer free and clear of all claims and Liens, and shall be properly endorsed for transfer to Buyer. Said purchase and sale shall be deemed to be effective as of the Closing.

         1.2 Payment of Purchase Price. The purchase price for the Class A and Class B shares shall be $6,473,216 (the "Purchase Price"), paid as follows:

         (a) At Closing, Buyer shall deliver to the Shareholders' Representative certificates representing 250,000 shares of Buyer's Common Stock issued in the names of the Shareholders and in the amounts set forth on
Schedule 1.2.

(b)$5,723,216, less the Holdback Amount, shall be paid at Closing. Payment shall be made by wire transfer to an account designated in writing by the Shareholders' Representative. Such amount shall be allocated to each Shareholder as set forth on Schedule 1.2.

         (c) The Holdback Amount shall be paid to the Escrow Agent at Closing to be held, invested and disbursed pursuant to the terms of the Escrow Agreement. On June 30, 1998, the Escrow Agent shall deliver to the Shareholders' Representative, by wire transfer or other reasonable method selected by the Shareholders' Representative, the amount remaining in the account established to hold the Holdback Amount, unless at that time there exists any claim which has been made by Buyer and which remains outstanding, in which case an amount equal to the claimed amount shall be retained by the Escrow Agent and the remaining net amount distributed to the Shareholders' Representative.

SECTION 2.THE CLOSING

         2.1 Place and Date. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Lindquist & Vennum, P.L.L.P. at 10:00 a.m. on October 31, 1997, or such other place and/or time as Buyer and the Company may agree upon in writing (the "Closing Date") for the purpose of confirming the satisfaction, or if permissible, waiver of the conditions set forth in Section 8 hereof.

         2.2 Taking of Necessary Action. Each of the parties shall use its best efforts to take all such action as may be necessary or appropriate to effectuate the transactions contemplated hereby.

SECTION 3.       OTHER AGREEMENTS

         3.1 Expenses. The Shareholders shall pay, or make provision for, all expenses of the Shareholders relating to the transactions contemplated in this Agreement ("Expenses"), which Expenses shall include without limitation all out-of-pocket costs, fees and expenses of counsel, accountants, brokers, consultants, investment bankers, financial advisors, and other third parties engaged by the Company or the Shareholders in connection with: (i) the negotiation, preparation, execution, delivery and performance of this Agreement; and (ii) the other Closing responsibilities of the Shareholders or the Company prior to Closing.

         3.2     Noncompetition; Confidentiality.

         (a) The Shareholders acknowledge that: (i) the Business connections, customers, customer lists, marketing, production, manufacturing, sales techniques, procedures, operations, and other Intellectual Property Rights and aspects of the Business which are to be acquired by Buyer hereunder have been established and maintained by the Shareholders and the Company at great expense to the extent protected as confidential information and trade secrets, and are of great value; and (ii) Buyer and the Company would suffer great loss and injury if the information were disclosed or used in any way to the detriment of Buyer and the Company. Therefore, the Shareholders shall not, directly or indirectly, use or disclose, or cause or allow to be used or disclosed, to Buyer's and the Company's detriment, any secret, confidential, or proprietary information relating to the Business. The foregoing limitation shall not apply to any confidential or proprietary information which has been voluntarily disclosed to the public by Buyer or the Company before or after the Closing, independently developed and disclosed by others, or otherwise enters the public domain through lawful means, not in violation of the provisions of this Section.

         (b) The Shareholders shall not make or publish any disparaging remarks about Buyer, the Company, or the Business as long as the Company continues the Business, and shall not induce, encourage, or cause any such customer or supplier to terminate doing business with the Company. The Buyer shall not make or publish any disparaging remarks about the Shareholders.

         3.3     Shareholders' Representative.

         (a) Each of the Shareholders has irrevocably constituted and appointed Loren Swanson, and Mr. Swanson has accepted such appointment, as their agent and attorney-in-fact with full power of substitution and revocation to do any and all things and execute any and all documents on his or her behalf which may be necessary, convenient, or appropriate to facilitate the consummation of the transactions contemplated by this Agreement, including but not limited to: (i) amendments to this Agreement, provided that no amendment shall materially adversely affect the rights of any one Shareholder relative to any other Shareholders; (ii) execution of documents and certificates pursuant to this Agreement; (iii) receipt of payments under or pursuant to this Agreement and disbursement thereof to the Shareholders; (iv) receipt and forwarding of notices and communications pursuant to this Agreement; (v) negotiation and compromise of any Holdback and indemnity claims made by Buyer hereunder; and (vi) payment of fees and expenses incurred on behalf of the Shareholders in connection with this Agreement.

         (b) The Buyer shall be fully protected in dealing with Mr. Swanson under this Agreement and may rely upon the authority of Mr. Swanson to act as the Shareholders' Representative. Any payments or delivery of payments by the Buyer to Mr. Swanson under this Agreement for the benefit of the Shareholders shall be considered payments by the Buyer to the Shareholders. The appointment of Mr. Swanson is coupled with an interest and is irrevocable by any Shareholder in any manner or for any reason, unless written revocation is personally delivered to Mr. Swanson and the Buyer on or prior to the time that action on behalf of the Shareholders is taken or payments or deliveries are made, in which case such revocation shall only apply to actions taken or proposed to be taken after receipt of such notice. This power of attorney shall not be affected by the death, disability, or incapacity of any Shareholder.

        (c) If at any time there is no Person acting as Shareholders' Representative for any reason, the Shareholders holding a majority interest in the Class A and Class B shares shall choose a Person to act as Shareholders' Representative under this Agreement.

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF LOREN E. SWANSON.

        Loren E. Swanson represents and warrants to Buyer that as of the date hereof:

         4.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has the requisite corporate power and authority to own, lease and operate its properties and to transact the Business as it is now being conducted, holds all material licenses or permits to conduct the Business, and is duly qualified or licensed to do business and is in good standing in each place and jurisdiction where the nature of the business conducted by it or the ownership, lease or operation of its properties requires a license or qualification except where the failure to be so qualified or licensed would not have a material adverse effect upon the Company.

         4.2 Capital Structure. The Company's authorized capital consists of: (i) 100,000 shares of Class A, of which 15,450 shares are issued and outstanding; and (ii) 1,000,000 shares of Class B, of which 75,390 shares are issued and outstanding and collectively held by the Shareholders shown on
SCHEDULE 4.2. All the outstanding shares of Class A and Class B are, and at the Closing will be, duly and validly issued, fully-paid and nonassessable and free of any preemptive rights in respect thereof. There are not now outstanding: (i) options, warrants, subscription agreements, commitments, conversion or other rights which obligate to the Company to issue or sell any capital stock or other security of the Company; (ii) any securities convertible into or exchangeable for shares of such stock; or (iii) any other agreements or commitments of any kind for the issuance of additional shares of capital stock or options, warrants or other securities of the Company. No shares of Class A or Class B of the Company are held in treasury by the Company. Except as provided in SCHEDULE 4.2, there are no agreements to which the Company is a party or of which it or Loren E. Swanson are otherwise aware restricting the transfer of the Class A and/or Class B, or affecting the rights of any holder of such shares with respect thereto. There are no rights on the part of any holder of any securities of the Company or its Subsidiaries to put such securities to the Company or its Subsidiaries for purchase, redemption or otherwise.

         4.3     Subsidiaries.   The Company has no direct or indirect
subsidiaries other than C. Europe and C. Engineering.

Each Subsidiary is duly organized, validly existing and in good standing under the laws of the State of Minnesota or Virgin Islands, as the case may be, and has all requisite corporate power and authority to own its assets and properties, and to carry on its business as now being conducted. The Subsidiaries are duly qualified to do business and in good standing in all jurisdictions where failure to be so qualified would have a material adverse effect on the business, operations or financial condition of such corporation. The Company owns beneficially and of record all outstanding shares of capital stock of its Subsidiaries.

         4.4 Authority; No Violation. No corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby by the Shareholders. The execution, delivery and performance by the Shareholders of this Agreement and the consummation of the transactions contemplated hereby by the Shareholders is not prohibited by, and does not conflict with or violate any provision of or result in any breach or default of (or give rise to any right of termination, cancellation or acceleration under) (i) any judgment, writ, order, injunction, decree, statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries or any of their assets, (ii) except as provided in Schedule 4.2, the Articles of Incorporation or Bylaws of the Company and its Subsidiaries, or (iii) except as set forth on SCHEDULE 4.4, any material note, mortgage, Lien, indenture or any other evidence of indebtedness or security therefor, lease, contract, license, purchase or other commitment or any other agreement to which the Company or its Subsidiaries is a party or by which either is bound, and has not resulted and will not result in the creation or imposition of any Lien, security interest or encumbrance in favor of any third party on any of the Company's and/or its Subsidiaries' assets. No representation is given concerning the execution, delivery or performance by the Company of the agreements attached hereto as Annexes.

         4.5 Corporate Documents. The Company has furnished to Buyer for its examination (i) true, correct and complete copies of the Articles of Incorporation and Bylaws of each of the Company and its Subsidiaries, and (ii) the minute books of the Company and its Subsidiaries containing records of all proceedings, consents, actions and meetings of the shareholders and board of directors of the Company and its Subsidiaries, and no amendments to such documents have been made or authorized.

         4.6 Consents and Approvals. The execution, delivery and performance of this Agreement will not require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority.

         4.7 Financial Statements. Except as set forth on SCHEDULE 4.7, the Financial Statements, including the notes thereto, have been prepared in conformity with GAAP consistently applied throughout the periods indicated, present fairly the financial position of the Company and its Subsidiaries at the respective dates of the balance sheets included in the financial statements, and the results of operations of the Business for the respective periods indicated, are in accordance with the books and records of the Company and its Subsidiaries regarding the Business, and do not omit to state or reflect any material fact concerning the Business required to be stated or reflected therein in accordance with GAAP. The Closing Balance Sheet has been prepared in conformity with GAAP consistently applied and fairly presents the financial position of the Company and its Subsidiaries at September 30, 1997.

         4.8 No Undisclosed Liabilities. Except as set forth on SCHEDULE 4.8, to the Knowledge of the Company, as of September 30, 1997, the Company and its Subsidiaries have no liabilities or obligations (absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise) other than as disclosed on the consolidated balance sheet as of that date (and notes thereto) contained in the financial statements or liabilities set forth in this Agreement or the Schedules hereto. Except as set forth on SCHEDULE 4.8, since June 30, 1997, neither the Company nor its Subsidiaries has incurred any liabilities or obligations (absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise) except liabilities incurred in the ordinary course of business consistent with past practice.

         4.9 Inventory. The quantity of the Inventory on the Closing Date will be adequate for, but will not materially exceed levels appropriate to, the operation of the Business as currently conducted by the Company.

         4.10 Accounts. The Accounts of the Company reflected in the Closing Balance Sheet and all the Accounts arising after such date are valid and genuine and arose from bona fide transactions in the ordinary course of the Business and have been recorded in accordance with the Company's and its Subsidiaries' historical revenue recognition policy. Except as set forth on SCHEDULE 4.10 hereto, no Account has been assigned or pledged to any other Person and no defense or set off to any such Account has been asserted by the Account obligor. To the Knowledge of the Company, (i) the allowance for doubtful accounts and other related reserves for the Company's Accounts set forth in the Closing Balance Sheet is adequate, except as provided in SCHEDULE 4.10, and in accordance with the historical accounting practices of the Company, and, (ii) except as provided in SCHEDULE 4.10, all of the Accounts of the Company on hand at the Closing, net of such allowance for doubtful accounts and other related reserves, are and will be good and collectible in due course. No Account previously collected is subject to any claim of a third party, including preference claims under bankruptcy laws.

         4.11 No Adverse Change. Except as disclosed on SCHEDULE 4.11, since June 30, 1997, there has been no material adverse change, to the Knowledge of the Company, in the assets, liabilities, customer relations or vendor relations, prospects, operations or condition, financial or otherwise, of the Company and its Subsidiaries or the Business from that reflected in the June 30, 1997 Balance Sheet and the Closing Balance Sheet, other than changes in the ordinary course of business consistent with past practice which have not materially adversely affected any of the Company's assets or materially increased any of the liabilities (actual or contingent) of the Business. Without limiting the generality of the foregoing, except as disclosed on
SCHEDULE 4.11 or the Closing Balance Sheet, since June 30, 1997, the Company has not:

                 (a) entered into any transaction or agreement or incurred any obligation or liability connected with the Business, other than transactions in the ordinary course of business consistent with past practice;

                 (b) mortgaged, pledged or subjected to any pledge, security interest, Lien or other encumbrance of any kind (except Liens for taxes not yet due) any of the Company's or its Subsidiaries' assets;

                 (c) sold, assigned or otherwise transferred, or authorized the sale, assignment or other transfer of, any of the Company's or its Subsidiaries' assets, other than transactions in the ordinary course of business consistent with past practice and other than the Chiltern Hills assets;

                 (d) suffered any damage, destruction or loss (whether or not covered by insurance) affecting any of the Company's or its Subsidiaries' assets or the Business;

                 (e) waived or relinquished any rights of substantial value relating to the Company's or its Subsidiaries' assets or the Business or the liabilities attributable to the Business without adequate consideration;

                 (f) amended in any respect adverse to the Company and/or its Subsidiaries or the Business or terminated, orally or in writing, any contract, agreement or order included in or relating to the assets or the liabilities attributable to the Business, or received notice of amendment or termination of any such contract, agreement or order;

                 (g) made or authorized any loan, borrowing, investment, advance or guaranty (except advances or credits to customers, suppliers or vendors in the ordinary course of business and except for travel advance to employees), or made or authorized any capital expenditure of a material nature which is inconsistent with past practices;

                 (h) made any change in the methods, price or terms of sale of the products and services sold in the conduct of the Business other than in the ordinary course of Business;

                 (i) cancelled or terminated or suffered the cancellation or termination of any relationship with any material customer, supplier or distributor or given or received any notice that any such relationship may be cancelled or terminated;

                 (j) become a party to, settled or agreed to settle any litigation, action or proceeding relating to the Business before any court, arbitrator or governmental body;

                 (k) increased any compensation or other benefit payable to current or former employees, consultants or independent contractors of the Business other than in connection with customary periodic evaluations and in accordance with past practice;

                 (l) suffered any change, event or condition which, in any case or in the aggregate, had or may have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, or operations of the Company, its Subsidiaries or the Business;

                 (m) paid or agreed to pay any brokerage, finder's fee, taxes or other expenses in connection with, or incurred any severance pay obligations by reason of, this Agreement or the transactions contemplated hereby;

                 (n) made any change in accounting methods or practices (including without limitation any change in depreciation or amortization policies or rates);

                 (o) revalued any of the Company's or its Subsidiaries' assets;

                 (p) accepted any cancellation of any of the debts or claims of the Company or its Subsidiaries regarding the Business;

                 (q) taken any action or inaction which has caused or will with notice, the passage of time or both, cause a material breach or default in any contract, obligation, lease or license to which the Company and/or its Subsidiaries is a party or by which the Company and/or the Company's or its Subsidiaries' assets are bound;

                 (r) made any purchase commitment by or on behalf of the Business in excess of the normal, ordinary and usual requirements of the Business or at any price in excess of the then current market price or upon terms and conditions more onerous than those usual and customary in the industry;

                 (s) accelerated collection of any account receivable, whether or not by offering a discount or other accommodation to its customers or other debtors;

                 (t) hired or engaged any independent contractor to render consulting or computer programming services to the Business including payments in amounts which are inconsistent with past practices; or

                 (u) entered into any written or oral agreement or made any commitment to take any action described in clauses (a) through (t) above.

         Each of the changes, events and actions described in this Section 4.11 shall herein be individually referred to as a "Material Change" and shall collectively be referred to as "Material Changes."

         4.12 Litigation. Except as set forth on SCHEDULE 4.12, there is no pending or, to the Knowledge of the Company, currently threatened claim or action, suit, arbitration, proceeding or, to the Knowledge of the Company, investigation before any court, arbitrator or government commission or agency against the Company or its Subsidiaries, nor, to the Knowledge of the Company, is the Company aware of any basis for any of the foregoing. The Business is not subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality. Except as set forth on SCHEDULE 4.12, there is no litigation against any third party by the Company or its Subsidiaries. The matters set forth in SCHEDULE 4.12, except as otherwise set forth therein, if decided adversely to the Company, will not result in a material adverse change in the business, assets or financial condition of the Company or the Business. The Company has furnished or made available to Buyer copies of all relevant papers and documents relating to the matters set forth in SCHEDULE 4.12.

         4.13    Title; Use and Condition of Assets; Machinery and Equipment.

Except as set forth on SCHEDULE 4.13, the Company has good and marketable title to all of its assets, free and clear of all mortgages, options, leases, covenants, conditions, agreements, Liens, security interests, adverse claims, restrictions, charges, encumbrances or rights of others. There exists no restriction on the use or transfer of any of the Company's or its Subsidiaries' assets and such assets conform in all material respects to all applicable laws and regulations, and no notice of violation of any law or regulation relating thereto has been received by the Company except as have been complied with in all material respects. The Company's and its Subsidiaries' assets are in reasonable operating condition and repair, ordinary wear excepted, and such assets, other than leased assets (real and personal), constitute all of the property now used in, and reasonably necessary for the conduct of, the Business in the manner and to the extent presently conducted. Except as set forth on
SCHEDULE 4.13, all the Company's assets are located in the Facilities.

No notice of any material violation of any building, zoning, or other Laws relating to such assets, including the Facilities, or their use has been received by the Company or its Subsidiaries.

         4.14 Real Property. Neither the Company nor its Subsidiaries owns any real property. True, correct and complete copies of all leases of the Facilities and other real property used by the Company and its Subsidiaries have been delivered to Buyer. Except as set forth on SCHEDULE 4.14:

                 (a) All the buildings, fixtures and leasehold improvements used by the Company or its Subsidiaries in the Business are located at the Facilities.

                 (b) To the Knowledge of the Shareholders and to the Knowledge of the Company, all improvements located on, and the uses presently made of, the Facilities and any other buildings in connection with the Business comply in all material respects with (i) all applicable zoning, fire, environmental, occupational safety and health standards established by law or regulation and (ii) all applicable leases, contracts, commitments, licenses and permits, and neither the Company nor its Subsidiaries is aware of any proposed, pending or threatened change in any such codes, ordinances, standards, leases, contracts, commitments, licenses or permits which would adversely affect the Business or the Company's or its Subsidiaries' use of its property and assets.

                 (c) There are no brokerage or other leasing commissions payable by the Company or its Subsidiaries in connection with the Facilities.

                 (d) Neither the Company nor its Subsidiaries has experienced any material interruption in the delivery of adequate quantities of any utilities (including, without limitation, electricity, natural gas, potable water, water for cooling or similar purposes and fuel oil) or other public services (including without limitation sanitary and industrial sewer service) required by the Company or its Subsidiaries in the operation of the Business during the past year. There are no known road disruptions which will regularly limit access to the Facilities.

         4.15 Intellectual Property Rights. The Company owns or has valid licenses to all Intellectual Property Rights which are material to the operation of the Business as it presently is conducted.

         Except as set forth on SCHEDULE 4.15, neither the Company nor its Subsidiaries has granted any license or rights to any other Person or entity with respect to any Intellectual Property Rights owned by the Company. To the Knowledge of the Shareholders and to the Knowledge of the Company, neither the Company nor its Subsidiaries is infringing upon or violating any Intellectual Property Rights of any other Person or entity in the conduct of the Business. Except as set forth on SCHEDULE 4.15, no royalty, commission, or payment of any kind is due or could be due for the use of any product sold by the Company or its Subsidiaries.

         4.16 Licenses for Third Party Software. The software or computer programs licensed from a third party ("Third Party Software") are presently used by the Company or its Subsidiaries as licensee under the terms of said licenses. All royalties due under said licenses have been paid or provided for in the Company's books and records and, except as set forth on SCHEDULE 4.16, there exists no material default under the terms of said licenses and no event has occurred which, upon the passage of time or the giving of notice, or both, would result in any material default or prevent the Company or its Subsidiaries from exercising and obtaining the benefits of any options contained therein. Each of the Company and its Subsidiaries, as appropriate, has all right, title and interest of the licensee under the terms of said licenses, free of all Liens, claims or encumbrances, all such licenses are valid and in full force and effect and, except as set forth on SCHEDULE 4.16, each of the Company and its Subsidiaries, as appropriate, is in compliance with the terms thereof. There will be no default or basis for acceleration under any of said licenses as a result of the transactions contemplated by this Agreement. Neither the Company nor its Subsidiaries has received any notice of infringement, violation or conflict with any Intellectual Property Rights of third parties with respect to its use of any Third Party Software.

         4.17    Contracts, Leases and Commitments.

                 (a)SCHEDULE 4.17 sets forth all contracts, agreements, orders and commitments, written or oral, presently used by the Company and/or its Subsidiaries or which are binding upon the Company or its Subsidiaries and which are material to the conduct of the Business (the "Contracts"), and identifies below those Contracts which require the approval or consent of a third party prior to the transactions contemplated by this Agreement, including:

         (1) Any purchase contract or purchase commitment, whether written or oral, that continues (or an outstanding bid or proposal that if accepted would continue) for a period of six months or more after the Closing or involves $50,000 or more in remaining payments;

         (2) (i) Any outstanding sales, license or service contract or commitment which has a remaining term of six months or more after the Closing or involves $50,000 or more in remaining payments to the Company and/or its Subsidiaries or (ii) any outstanding oral sales, license or service contract or commitment which was in effect at any time during the past year and which involves or involved a value of $50,000 or more per annum;

         (3) Except for the Facilities, any outstanding lease under which the Company and/or its Subsidiaries is a lessee or lessor of real or personal property;

         (4) Any written or oral agreement, or any other oral or written agreement or employee policy that contains any severance or termination pay liabilities or obligations or any other employee benefit provision, including any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings or any collective bargaining agreement;

         (5) Any written or oral agreement prohibiting or limiting the ability of the Company and/or its Subsidiaries to engage in the Business or any other Business or to compete with any Person;

         (6) Any debt obligation for borrowed money, including guarantees (including guarantees by way of acting as guarantor, surety, co-signor, endorser, co-maker, indemnitor or otherwise) of or agreements to acquire, any such debt obligation of others;

         (7)     Any outstanding loan to any Person;

         (8)     Any outstanding powers of attorney; or

         (9) Any contract (including any oral or written agreement) for the acquisition of any other business or company.

         True and complete copies of all written Contracts and written summaries of all oral Contracts listed on SCHEDULE 4.17 have been furnished to Buyer.

                 (b)      With regard to the Contracts:

                          (1) Except as set forth on SCHEDULE 4.17, (i) no event has occurred or is continuing which, upon the passage of time or the giving of notice, or both, could constitute a material default by the Company and/or its Subsidiaries with respect to any Contract, and, to the Knowledge of the Company, neither the Company nor its Subsidiaries is aware of any claim of any such default having been made against the Company and/or its Subsidiaries with respect to any Contract, and (ii) neither the Company nor its Subsidiaries is aware of any event which, upon the passage of time or the giving of notice, or both, could constitute a material default by any other party to any such Contract or could cause the acceleration of any obligation of any other party thereto or the creation of a Lien or encumbrance upon any of the Company's or its Subsidiaries' assets.

                          (2) Except as set forth on SCHEDULE 4.17, each of the Contracts is valid, binding and enforceable against the Company and its Subsidiaries and, to the Knowledge of the Company, each other party thereto in accordance with its terms without any defenses, setoffs, counterclaims or disputes of any nature and is in full force and effect.

                          (3)     With respect to Contracts in process,
                 Schedule 4.17 lists each contract currently in penalty. To the Knowledge of the Company, the Company is not aware of any Contract in process which is reasonably likely to result in material penalties being assessed against the Company.

                 (c) No purchase commitment for materials, supplies, component parts or other items of inventory of the Business to which the Company and/or its Subsidiaries is a party is in excess of the ordinary, normal, usual and current requirements of the Business or at a price in excess of the reasonable market price. Except as set forth on SCHEDULE 4.17, to the Knowledge of the Company, no Contract which relates to the Business obligates the Company and/or its Subsidiaries (i) to provide products or services to third parties which the Company and/or its Subsidiaries knows or has reason to believe are bid at prices which it knew would result in a net loss on the sale or provision of such products or services, or which are pursuant to terms or conditions the Company does not expect to satisfy or fulfill in their entirety, or (ii) to purchase or acquire services, information, Third Party Software, inventory or equipment in excess of the normal, ordinary, usual and current requirements of the Business or at a price in excess of the reasonable market price at the time of Contract. Except as set forth in SCHEDULE 4.11 or 4.17, neither the Company nor its Subsidiaries has waived any material right under any Contract.

                 Except for the Employment and Noncompete Agreement of Loren E. Swanson and other Company employees to be executed at Closing and as set forth in SCHEDULE 4.17 or SCHEDULE 4.22, there are no agreements, understandings, instruments or proposed transactions involving amounts in excess of $2,500 between the Company or its Subsidiaries and any employee of the Business which shall survive the Closing Date except travel advances.

                 Except for the Contracts listed on SCHEDULE 4.17, neither the Company nor its Subsidiaries is a party to, nor are any of their assets bound by, any agreement that is materially adverse to the Business. Except as set forth in SCHEDULE 4.12, neither the Company nor its Subsidiaries has received notice that any party to any of the Contracts intends to cancel or terminate any Contract or to exercise or not exercise any option under any Contract.

                 (d) After receipt of the consents required under the Contracts listed on SCHEDULE 4.17, to the Knowledge of the Company, no Contract will be terminated or otherwise affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         4.18 Warranties. All material warranty obligations are set forth in the Contracts listed on SCHEDULE 4.17 or on SCHEDULE 4.18. Except as set forth on SCHEDULE 4.18 or included in the estimated cost to complete account on the Company's financial records, on the date hereof, there are no pending products liability, warranty or similar claims involving more than $10,000 each, and neither the Company nor its Subsidiaries has knowledge of any such threatened claim.

         4.19 Customers. A true, correct and complete list of the names and addresses of the fifteen (15) largest customers of the Company on a consolidated basis by fiscal year 1997 sales volume has been delivered by the Company to Buyer. Except as set forth in SCHEDULE 4.19, to the Company's Knowledge, neither the Company nor its Subsidiaries is aware of any customer appearing on such list that has ceased (or threatened to cease) doing business with the Company or its Subsidiaries, or which will materially alter the amount of business it is presently doing with the Company or its Subsidiaries or will cease to (or has threatened to cease to) do business with Buyer after the Closing on the same terms and conditions as it did business with the Company and/or its Subsidiaries prior to Closing.

         4.20    Tax Matters.

                (a)Except as set forth in SCHEDULE 4.20, each of the Company and its Subsidiaries has within the times prescribed by law filed all returns, declarations, reports, estimates, information returns and statements and other documents (the "Returns") required to be filed by or for the Company or its Subsidiaries or the Business in respect of all federal, state, local and foreign taxes, assessments and governmental charges of any kind whatsoever, whether payable directly, by withholding or otherwise, including without limitation, income, profits, premium, rent, occupation, property, license, excise, sales, windfall profits, use, conveyance, customs, duties, value added, gross receipts, franchise, ad valorem, intangibles, severance, transfer, employment, payroll-related, withholding, stamp and estimated taxes, assessments and governmental charges, together with any interest, penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto (collectively, "Taxes" or "Tax"), and the information contained in each such Return is complete and accurate in all material respects.

                 (b) All Taxes attributable to the Business, the Employees or the Company's or its Subsidiaries' assets that have become due have been timely paid in full or fully reserved against in the Financial Statements. Except for Taxes related to the transactions contemplated by this Agreement, the Company has established (and until the Closing will establish) on its books and records reserves that are adequate for the payment of all Taxes for periods prior to the Closing not yet due and payable and there is no difference between the amounts of the book basis and the tax basis of assets (net of liabilities) that are not accounted for by an accrual on the books for income tax purposes.

                 (c) There are no pending audits, actions, proceedings or to the Knowledge of the Company, investigations or claims relating to any liability of the Business or the Company's or its Subsidiaries' assets in respect of Taxes, and, to the Knowledge of the Company, there is no basis for any such claim which is likely to result in a Tax liability being imposed with respect to the Business, the Employees or the Company's or its Subsidiaries' assets for any period prior to Closing.

                 (d) There are no Liens or encumbrances for Taxes upon the Company's or its Subsidiaries' assets, except Liens or encumbrances for Taxes not yet due. Each of the Company and its Subsidiaries has complied (and until the Closing will comply) in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Internal Revenue Code of 1986, as amended (the "Code"), or similar provisions under any foreign laws) and has, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable law.

                 (e) Neither the Company nor its Subsidiaries has requested any extension of time within which to file any Return, which Return has not since been (or will not be) timely filed except that the Company will obtain an extension of the filing date of its fiscal 1997 consolidated tax return.

                 (f) Except as set forth in SCHEDULE 4.20 (which shall set forth the type of Return, date filed, and date of expiration of the statute of limitations), (i) the statute of limitations for the assessment of federal income taxes has expired for all federal income tax returns of the Company and its Subsidiaries for all periods through June 30, 1993, (ii) the statute of limitations for the assessment of income Taxes has expired for all other Returns of the Company and its Subsidiaries for periods ending prior to July 1, 1993, or those Returns have been examined by the appropriate taxing authorities for all periods and (iii) no deficiency for any Taxes has been proposed, asserted or assessed against the Company or its Subsidiaries which has not been resolved and paid in full.

                 (g) There are no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns that have been given by the Company or its Subsidiaries.

                 (h) There are no federal, state, local or foreign audits or other administrative proceedings or court proceedings presently pending with regard to any Taxes or Returns.

                 (i) No power of attorney has been granted by the Company or its Subsidiaries with respect to any matter relating to Taxes which is currently in force.

                 (j) Neither the Company nor any Subsidiary is a party to any agreement or arrangement (written or oral) providing for the allocation or sharing of Taxes.

                 (k) Neither the Company nor any Subsidiary has participated in or cooperated with (nor will the Company or its Subsidiaries participate in or cooperate with prior to the Closing) an international boycott within the meaning of Section 999 of the Code;

                 (l) Neither the Company nor any Subsidiary has filed (nor will the Company or its Subsidiaries file prior to the Closing) a consent pursuant to Section 341(f) of the Code or agree to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or its Subsidiaries.

                 (m) No property of the Company or its Subsidiaries is property that the Company or its Subsidiaries or any party to this transaction is or will be required to treat as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Code (as in effect prior to amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Section 168 of the Code.

                 (n) Neither the Company nor any Subsidiary is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company or any Subsidiary or as a result of the Tax Reform Act of 1986, and neither the Company nor any Subsidiary has knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method.

                 (o) Neither the Company nor any Subsidiary has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(ii) of the Code.

                 (p) Neither the Company nor any Subsidiary is a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

                 (q) Neither the Company nor any Subsidiary is subject to the provisions of Section 1503(d) of the Code.

                 (r) All transactions which could, if not adequately disclosed, give rise to a penalty pursuant to Section 6662 of the Code were adequately disclosed, (with respect to federal income tax the Returns not yet filed but which will be filed before the Closing will be adequately disclosed) on the relevant federal income tax returns.

                 4.21     Employee Relations.

                 (a) SCHEDULE 4.21 hereto is a true and complete list of the names of all the Company's and its Subsidiaries' employees (the "Employees") and consultants, including to the extent applicable, their titles, rates of compensation and all other remuneration and perquisites granted to or accrued on behalf of such Persons, together with the anticipated dates of such Persons' next salary reviews.

                 (b)      Except as set forth on SCHEDULE 4.21 attached hereto:

                          (i) None of the Employees is represented by any labor union and there is no pending representation petition in respect thereof; neither the Company nor its

         Subsidiaries is a party to any collective bargaining agreement;

                          (ii) There is no unfair labor practice complaint pending against the Company or its Subsidiaries before the National Labor Relations Board or any state or local agency;

                          (iii) There is no pending labor strike, work stoppage, slow down, other labor trouble or interference with or impairment of the Business affecting the Company or its Subsidiaries (including, without limitation, any organizational drive);

                          (iv) There is no labor grievance pending against the Company or its Subsidiaries;

                          (v) Neither the Company nor its Subsidiaries has any outstanding commitment or agreement to effect any general wage or salary increase for any of the Employees;

                          (vi) The employment of all Employees is terminable at will without any penalties or severance obligations of any kind;

                          (vii) All sums due for employee compensation and benefits and all vacation time owing any Employees have been duly and adequately accrued on the consolidated accounting records of the Company;

                          (viii) All Employees and consultants are either United States citizens or resident aliens specifically authorized to engage in employment in the United States in accordance with all applicable laws;

                          (ix) To the Knowledge of the Company, no employee, consultant, distributor, representative, advisor, salesman, agent, customer or supplier of the Business will terminate his or its employment or cease to do business with the Company after the consummation of the transactions contemplated by this Agreement.

                          (x) No employee has executed nondisclosure and/or confidentiality agreements.

                          (xi) No employee, consultant, distributor, representative, or Person has a "life of the part" or "life of the customer" or any so-called "procuring cause" contract, understanding or agreement, whether express or implied, with the Company or its Subsidiaries. All sums due from the Company and its Subsidiaries to any employee, consultant, distributor, representative, or Person for any commissions for sales consummated prior to September 30, 1997, have been duly and adequately accrued on the Closing Balance Sheet of the Company.

         4.22    Employee Benefit Plans.  Except as set forth on SCHEDULE 4.22:

                 (a) Neither the Company nor its Subsidiaries nor any ERISA Affiliate for the period since October 31, 1991, has established, maintained or contributed or been required to contribute nor is it a party to, any of the following (collectively, the "Company Plans"):

                          (i) Any employee pension benefit plan, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including (without limitation) any multiemployer plan, as defined in Section 3(37) of ERISA;

                          (ii) Any employee welfare benefit plan, as defined in Section 3(1) of ERISA;

                          (iii) Any bonus, deferred compensation, incentive, restricted stock, stock purchase, stock option, stock appreciation right, phantom stock, debenture, supplemental pension, profit-sharing, royalty pool, commission or similar plan or arrangement;

                          (iv) Any written or oral plan, program, agreement, policy, commitment, arrangement or any past practice relating to severance or termination pay, whether or not published or generally known;

                          (v) Any plan, program, agreement, policy, commitment or other arrangement relating to the provision of any benefit described in Section 3(1)(A) of ERISA to former employees or directors or to their survivors, other than procedures intended to comply with the continuation of health coverage requirements of Part 6 of Subtitle B of Title I of ERISA;

                          (vi) Any other written or oral plan, program, agreement, procedure, policy, commitment, understanding or arrangement or any past practice relating to employee benefits, executive compensation, fringe benefits, severance pay, terms of employment or services as an independent contractor.

                 (b) The Company has provided to Buyer complete, accurate and current copies of each of the following, to the extent they are currently in effect or to the extent that any liability continues under a prior Plan:

                          (i) The text (including amendments and any other written interpretations) of each of the Company Plans, to the extent reduced to writing;

                          (ii) A description of all material elements of each of the Company Plans, to the extent not previously reduced to writing;

                          (iii) With respect to each Company Plan that is an employee benefit plan (as defined in Section 3(3) of ERISA), the following:

                          (A) The most recent summary plan description, as described in Section 102 of ERISA;

                          (B) Any summary of material modifications that has been distributed to participants or filed with the U.S. Department of Labor, but that has not been incorporated in an updated summary plan description furnished under subparagraph (A) above; and

                          (C) The annual reports, as described in Section 103 of ERISA, for the most recent three plan years for which an annual report has been prepared (including all schedules and attachments and all discrimination testing worksheets prepared in connection with any such Plan).

                          (iv) With respect to each Company Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), the most recent determination letter concerning the plan's qualification under Section 401(a) of the Code, as issued by the Internal Revenue Service;

                          (v) Any handbook, manual, policy statement or similar written guidelines furnished to employees of the Company or any ERISA Affiliate, excluding any such item that has been superseded by any subsequent handbook, manual, policy statement or similar written guidelines;

                          (vi) All trust agreements, insurance contracts, accounts or other documents which establish the funding vehicle for any Company Plan;

                          (vii) The most recent actuarial reports or other financial reports prepared in connection with any Company Plan; and

                          (viii) Any investment management agreements, administrative services contracts or other agreements and documents relating to the ongoing administration and investment of any Company Plan.

                 (c) With respect to each Company Plan that is an employee benefit plan (as defined in Section 3(3) of ERISA) and that is subject to the reporting, disclosure and record retention requirements set forth in Part 1 of Subtitle B of Title I of ERISA and the regulations thereunder, each of such requirements has in all material respects been fully met on a timely basis.

                 (d) With respect to each Company Plan that is an employee benefit plan (as defined in Section 3(3) of ERISA) and that is subject to Part 4 of Subtitle B of Title I of ERISA, none of the following now exists or has existed within the six-year period ending on the date hereof:

                          (i) Any act or omission constituting a material violation of Sections 402, 403, 404 or 405 of ERISA which is not exempted by applicable Department of Labor Regulations; or

                          (ii) Any act or omission that constitutes a material violation of Sections 406 and 407 of ERISA and is not exempted by Section 408 of ERISA or that constitutes a material violation of Section 4975(c) of the Code and is not exempted by
         Section 4975(d) of the Code. Neither the Company, nor any ERISA Affiliate, nor to the Company's Knowledge, any fiduciary or party in interest (as those terms are defined in Section 3(21)(A) and 3(14) of ERISA, respectively) has incurred, or reasonably expects to incur, on account of any Company Plan, any liability for taxes under Code Sections 4971, 4972, 4975, 4976, 4977, 4979, 4980 or 4980B, or for
         penalties under ERISA Sections 502(c), (i) or (l), with respect to any Company Plan; or

                          (iii) No officer, employee or director of the Company or any of its ERISA Affiliates has committed a material breach of any responsibility or obligation imposed upon fiduciaries by Title I of ERISA with respect to any Company Plan.

                 (e)      Each Company Plan that is intended to qualify under
Section 401(a) of the Code has at all times met, and currently meets, in all material respects all requirements for qualification under Section 401(a) of the Code and the regulations thereunder and the requirements of all applicable laws, except to the extent that such requirements may be satisfied by adopting retroactive amendments under Section 401(b) of the Code and the regulations thereunder. Each such Company Plan has been administered in all material respects in accordance with its terms and the applicable provisions of ERISA and the Code and the regulations thereunder and to the Company's Knowledge no matter exists which would adversely affect the qualified tax exempt status of such Company Plan and any related trust.

                 (f) There are no actions, suits, proceedings, investigations or hearings pending with respect to any Company Plan, or to the Company's Knowledge, any claims (other than claims for benefits arising in the ordinary course of a Company Plan) threatened against or with respect to any Company Plan or any ERISA Affiliate which would result in any material liability, and there are no facts known to the Company or any of its ERISA Affiliates which could reasonably give rise to any such actions, suits, proceedings, investigations, hearings or claims.

                 (g)      Each employee welfare benefit plan, as defined in
Section 3(1) of ERISA, to the extent applicable, has satisfied in all material respects and continues to satisfy the material requirements of Sections 419, 419A and 4980B of the Code.

                 (h) All contributions, premiums or other payments due from the Company Shareholders, the Company or any ERISA Affiliate to (or under) any Company Plan on or prior to September 30, 1997 have been fully paid or adequately provided for on the Closing Balance Sheet. All accruals with respect to Company Plans (including, where appropriate, proportional accruals for partial periods) have been made in accordance with prior practices.

                 (i) Each Company Plan materially complies, in form and operation, with all applicable statutes, laws and regulations, including but not limited to ERISA and the Code and all applicable requirements of (i) the Age Discrimination in Employment Act of 1967, as amended, and the regulations thereunder, (ii) Title VII of the Civil Rights Act of 1964, as amended, and the regulations thereunder, and (iii) the health care continuation provisions of
Part 6 of Subtitle B of Title I of ERISA and any applicable state law.

                 (j) Except with respect to matters described in the Employment Agreement to be signed at Closing, no payment made to any employee, officer, director or independent contractor of the Company or its Subsidiaries (the "Recipient") pursuant to any employment contract, severance agreement or other arrangement (the "Golden Parachute Payment") will be nondeductible by the Company or its Subsidiaries because of the application of Sections 280G and 4999 of the Code to the Golden Parachute Payment, nor will the Company or its Subsidiaries be required to compensate any Recipient because of the imposition of an excise tax (including any interest or penalties related thereto) on the Recipient by reason of Sections 280G and 4999 of the Code.

                 (k) With respect to any Company Plan that is an employee pension benefit plan, as defined in Section 3(2) of ERISA: (i) neither the Company nor any ERISA Affiliate has incurred any "accumulated funding deficiency" (within the meaning of ERISA Section 302 or Code Section 412(a)), whether or not waived; (ii) no "reportable event" (within the meaning of ERISA
Section 4043), which is not exempted from reporting by applicable regulations, has occurred with respect to any Company Plan subject to the minimum funding requirements of Code Section 412; (iii) no Company Plan subject to Title IV of ERISA has terminated within the six year period ending on the date hereof, termination proceedings have not been instituted or threatened by the Company, any ERISA Affiliate or the Pension Benefit Guaranty Corporation or any other party, nor is the Company aware of any condition that would cause the termination of any Company Plan, which may result in liability of the Company or an ERISA Affiliate under Sections 4062 or 4064 of ERISA or Code Section 412, or imposition of a lien on the property of the Company or an ERISA Affiliate under ERISA Section 4068; (iv) the current value of all assets under each Company Plan equals or exceeds the value of all benefit liabilities, as defined in ERISA Section 4001(a)(16), with respect to that Company Plan; and
(v) all insurance premiums, including premiums to the Pension Benefit Guaranty Corporation, have been timely paid in full with respect to any such Company Plan for plan years or other applicable policy periods ending on or before closing.

                 (l) During the six year period immediately preceding this Agreement, neither the Company nor any of its ERISA Affiliates has (i) ceased operations at a facility so as to become subject to the provisions of ERISA
Section 4062(e), (ii) entered into any transaction a principal purpose of which was to evade or avoid pension liability or which otherwise could be subject to the provisions of ERISA Section 4069, (iii) withdrawn as a substantial employer so as to become subject to the provisions of ERISA Section 4063, (iv) ceased making contributions on or before the date of this Agreement to any Company Plan subject to the provisions of ERISA Section 4064(a) to which such entity made (or was obligated to make) contributions during any of the six years prior to the date of this Agreement, (v) failed to make a payment or required installment to any Company Plan so as to become subject to the requirements of ERISA Section 302(f), or (vi) adopted an amendment to a Company Plan so as to become subject to the requirements of ERISA Section 307.

                 (m) There has been no withdrawal by Company or any of its ERISA Affiliates from any "multiemployer plan" within the meaning of ERISA
Section 3(37), within the past six years which could have any material adverse effect on Company or any Company Plan.

                 (n) The fiduciaries and administrators of each Company Plan have at all times complied with all material applicable provisions of law (including without limitation the provisions of ERISA and the Code) in operating and dealing with each Company Plan, except where the failure to comply would not have a material adverse effect on the Company

                 (o) No Company Plan, nor to the Company's Knowledge, any administrator or fiduciary of any Company Plan or the Company or any ERISA Affiliate has any material liability under any provision of ERISA or any other applicable law by reason of any communication or failure to communicate with respect to or in connection with any Company Plan, or any filing or failure to file with any government entity.

                 (p) No Company Plan, nor to the Company's Knowledge, any administrator or fiduciary of any Company Plan or the Company or any ERISA Affiliate has any material liability to any Company Plan participant, beneficiary or other Person under any provision of ERISA or any other applicable law by reason of any payment of benefits or other amounts or failure to pay benefits with respect to or in connection with any Company Plan. There are no material liabilities of any Company Plan of any nature, whether accrued, absolute, contingent or otherwise, existing, or which may hereafter arise out of any event occurring on or prior to September 30, 1997 or out of any act or failure to act on the part of the Company, any ERISA Affiliate, any fiduciary of any Company Plan or any employee or other agent of any of them on or prior to September 30, 1997, except as and to the extent and in the amounts reflected in the Closing Balance Sheet, or as to any funded Company Plan, in the financial statements of such Company Plan. Neither the Company nor any ERISA Affiliate is delinquent or in arrears on other amounts owed to or with respect to any contributions under any Company Plan.

                 (q) Except to the extent required by Law, to the Company's Knowledge, the consummation of the transactions contemplated by the Agreement will not (i) give rise to any liability or obligation of the Company pursuant to any Company Plan, including but not limited to, the payment of severance pay or benefits, (ii) accelerate the time of payment or vesting or increase the amount of compensation due under any Company Plan, (iii) except as described in any Employment Agreement to be signed at Closing, cause any individual to accrue or receive additional benefits, service or accelerated rights to payment of benefits under any Company Plan, or (iv) directly or indirectly cause the Company or any ERISA Affiliate to transfer or set aside any assets to fund or otherwise provide for benefits for any individual.

         4.23 Health, Safety, Employment and Environmental Matters. Except as set forth in SCHEDULE 4.23:

                 (a) The Company, its Subsidiaries and the Business are in compliance in all material respects with all federal, state, local and foreign health and occupational safety laws and all federal, state, local and foreign laws related to employment and employment practices, compensation and benefits, which are applicable to the conduct of the Business.

                 (b) Except as set forth on SCHEDULE 4.23, the Company, its Subsidiaries and the Business are in compliance with the terms and conditions of all environmental permits, licenses, and other authorizations required under applicable laws relating to pollution of the environment the noncompliance with which would have a material adverse effect on the Business. All such permits, licenses and other authorizations are described on SCHEDULE 4.23.

                 (c) To the Knowledge of the Company, the Company, its Subsidiaries and the Business are in compliance in all material respects with all applicable federal, state, local and foreign laws relating to emissions, discharges, and releases of Hazardous Materials into the environment and the generation, treatment, storage, transportation and disposal of hazardous wastes, including, without limitation, any applicable provisions of the Resource Conservation and Recovery Act of 1976 or CERCLA, the noncompliance with which would have a material adverse effect on the Business.

                 (d) To the Knowledge of the Company, there are no conditions at, on, under or related to, the Facilities which pose a significant hazard to human health or the environment, whether or not in compliance with law, and there has been no production, use, treatment, storage, transportation or disposal by the Company or any Subsidiary of any Hazardous Substance on the premises or elsewhere in violation of Environmental Laws nor any release or threatened release by the Company or any Subsidiary of any Hazardous Substance, pollutant or contaminant. Except as set forth on SCHEDULE 4.23, to the Knowledge of the Company, no Hazardous Substance is now or ever has been stored by the Company or any Subsidiary on the Premises in underground tanks, pits or surface impoundments. To the Knowledge of the Company, there are no asbestos-containing materials incorporated into the buildings or interior improvements that are part of either the Facilities or the Company's or its Subsidiaries' assets, nor is there any electrical transformer, fluorescent light fixture with ballasts containing PCBs or other PCB Item, as defined at 40 C.F.R. Section 761.3, on the Facilities or among the Company's or its Subsidiaries' assets.

                 (e) Set forth on SCHEDULE 4.23 is a list of all environmental audits, environmental risk assessments and site assessments in the Company's possession or control relating to the Facilities or the Business. True and correct copies of each of the foregoing reports have been provided by the Company to Buyer.

                 4.24 Records and Customer Lists. The records and customer lists of the Company and its Subsidiaries relating to the Business are in all material respects complete and correct, and have been maintained in accordance with good business practices.

                 4.25 Insurance. SCHEDULE 4.25 sets forth (i) all primary, excess and umbrella policies of general liability, fire, workers' compensation, products liability, completed operations, employers, liability, health, bonds and other forms of insurance providing insurance coverage to the Company and its Subsidiaries, including the name of insurer, limits of liability, per occurrence and annual aggregate, if any, or combined single limit as applicable; and (ii) all claims and lawsuits in excess of $50,000 made or filed during the last two years with respect to the Business of the Company which have been paid or settled. The Company has made available to Buyer true, complete and correct copies of all such policies. With respect to all such policies, all premiums currently payable or previously due and payable with respect to all periods up to and including the Closing have been paid and no notice of cancellation or termination has been received with respect to any such policy. All such policies are valid, outstanding and enforceable policies. Such policies are sufficient for compliance with all requirements of law and of all agreements to which the Company or its Subsidiaries is a party and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. SCHEDULE 4.25 also identifies all risks which the Company or its Subsidiaries have designated as being self-insured. Except as set forth in SCHEDULE 4.25, neither the Company nor its Subsidiaries has been refused any insurance with respect to the Business of the Company and its Subsidiaries nor has its coverage been limited, by any insurance carrier to which it has applied for such insurance or with which it has carried insurance during the last five years. Each notice which has been required to be delivered by the Company with respect to any insured claim has been given to the appropriate insurer on a timely basis. Neither the Company nor its Subsidiaries has received any notice of default or cancellation with respect to any policy of insurance.

                 4.26 Compliance with Laws. The Company and its Subsidiaries have all material requisite licenses, permits and certificates, including environmental, health and safety permits, from foreign, federal, state and local governmental authorities necessary to conduct the Business and own and operate their assets (collectively, the "Permits"). The Permits are valid and in full force and effect and will not be terminated or otherwise materially adversely affected by the consummation of the transactions contemplated hereby. Except as disclosed in SCHEDULE 4.23, neither the Company nor its Subsidiaries is in violation of any law, rule, regulation or ordinance (including, without limitation, laws, rules, regulations or ordinances relating to building, zoning, environmental protection, disposal of hazardous substances, land use or similar matters) relating to the Business, its assets or properties, the violation of which could have a material adverse effect on the Business or the Company's or its Subsidiaries' assets or properties. The Company's and its Subsidiaries' conduct of the Business does not violate, in any material respect, any federal, state, local or foreign laws, regulations or orders (including, but not limited to, any of the foregoing relating to employment, wages, hours, employment discrimination, occupational safety, Environmental Laws, hazardous waste (as defined in the Resource Conservation and Recovery Act, as amended, and the regulations adopted pursuant thereto), conservation or corrupt practices, the enforcement of which could have a material adverse effect on the results of operations, condition (financial or otherwise), assets, properties or prospects of the Company, its Subsidiaries or the Business. The Company and its Subsidiaries each has filed all material returns, reports and other documents and furnished all information required or requested by any federal, state, local or foreign governmental agency and all such returns, reports, documents and information are true and complete in all material respects regarding the Business. Neither the Company nor its Subsidiaries is engaged in any unfair labor practice or discriminatory employment practice and, except as set forth on SCHEDULE 4.26, no complaint of any such practice against the Company or its Subsidiaries has been filed or, to the Knowledge of the Company, threatened to be filed with or by the National Labor Relations Board, the Equal Employment Opportunity Commission or any other administrative agency, federal or state, that regulates labor or employment practices, nor has any grievance been filed or, to the Knowledge of the Company, threatened to be filed against the Company or its Subsidiaries by any Employee pursuant to any collective bargaining or other employment agreement to which the Company or its Subsidiaries is a party. Each of the Company and its Subsidiaries is in compliance in all material respects with all applicable federal and state laws and regulations regarding occupational safety and health standards and has received no complaint from any federal or state agency or regulatory body alleging material violations of any such laws or regulations.

         4.27 No Misrepresentation. The representations and warranties of Loren E. Swanson contained herein or in the Financial Statements, schedules, and exhibits attached hereto do not, and on the Closing Date will not to the Knowledge of the Company, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made herein or therein, in light of the circumstances under which made, not misleading. Loren
E. Swanson has not willfully or recklessly withheld from Buyer knowledge of any event, condition or fact which may adversely and materially affect the Business. To the Knowledge of the Company, the statements set forth in
SCHEDULE 4.27 are accurate in all material respects.

         4.28 Brokers. All negotiations relative to this Agreement and the transactions contemplated herein have been carried out by the Shareholder Representative and Gerald E. Magnuson directly with Buyer, without the intervention of any broker, finder, investment banker or other Person on behalf of the Company in such a manner as to give rise to any claim by any such Person for any finder's fee, brokerage commission or similar payment except amounts payable to Gerald E. Magnuson, which shall be paid by the Shareholders.

         4.29 Dividends. Except as set forth on SCHEDULE 4.29, since June 30, 1997, the Company and its Subsidiaries has not declared or paid any dividend or other distribution nor has it made, directly or indirectly, any payment or other distribution of any nature whatsoever to any of the Shareholders except for regular salary payments for services rendered and the reimbursement for ordinary and necessary business expenses.

         4.30 Bank Accounts. SCHEDULE 4.30 hereto describes all checking accounts, savings accounts, custodial accounts, certificates of deposit, safety deposit boxes, money market accounts or other similar accounts (collectively, "Cash Accounts") maintained by the Company. The signatories identified on SCHEDULE 4.30 constitute the only signatories with respect to such accounts. The Company represents and warrants that it will have at least $2 million in its cash accounts as of Closing.

         4.31    Transactions with Related Parties.  Except as set forth on
SCHEDULE 4.31 hereto or as otherwise disclosed herein or in the Schedules hereto, the Company and its Subsidiaries are not a party to any transaction or proposed transaction, including, without limitation, the purchase or sale of raw materials or finished goods, the furnishing of services or the borrowing or lending of money, with any Company director, officer or employee, or any Person or entity who is an affiliate of any Shareholder or any such director, officer or employee of the Company. Except as set forth on SCHEDULE 4.31 hereto, no Shareholder or any director, officer or employee of the Company, nor any of their affiliates, own or have any ownership interest in any corporation or other entity which is in competition with the Company or which is engaged in a related or similar business to that of the Company, and none of such Persons, or any of their affiliates, have entered into any agreement, commitment or understanding contemplating such ownership or ownership interest.

SECTION 5.       PERSONAL REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

         Each of the Shareholders represents and warrants to Buyer, severally and not jointly, and only to the extent such representations and warranties relate specifically to such Shareholder, that:

         5.1 Title to Stock. Each of the Shareholders is the record holder and beneficial owner of his or her shares of Class A and/or Class B, has good and marketable title to his or her shares of Class A and/or Class B, free and clear of any Lien, and has the absolute right to sell his or her shares in connection with the transactions contemplated herein.

         5.2     Investment Intent.

                 (a) Each Shareholder has sufficient knowledge and experience in financial and business matters to enable it to evaluate the merits and risks of the transactions contemplated by this Agreement or has relied for advice on a qualified purchase representative as defined in Rule 501 under the Securities Act of 1933, as amended.

                 (b) Each Shareholder has been given access to information requested by such Shareholder regarding Buyer, including the opportunity to ask questions of and receive answers from the officers of Buyer concerning the present and proposed activities of Buyer and to obtain the information which such Shareholder deems necessary or advisable in order to evaluate the merits and risks of the transactions contemplated by this Agreement, and each Shareholder has made his or her own independent investigation of Buyer and the merits and risks of the transactions contemplated by this Agreement.

                 (c) Each Shareholder is acquiring the Buyer's Common Stock for his or her own account, for investment purposes, and not with a present view to resale or for distribution of all or any portion of the Buyer's Common Stock.

                 (d) Each Shareholder understands that the Buyer's Common Stock has not been, and will not be, registered under the Securities Act of 1933, as amended, as of the Closing or under any state securities Laws, is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, a "stop transfer" order will be placed on the certificates representing shares of Buyer's Common Stock issued hereunder, and such certificates will bear a legend in substantially the following form, as well as any other legend that may be required by applicable
Law:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE (THE "STATE LAWS"), BUT HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS THEREFROM. NO TRANSFER OF THESE SECURITIES OR ANY INTEREST THEREIN MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND THE APPROPRIATE STATE LAWS, UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSFER DOES NOT REQUIRE SUCH REGISTRATION.

                 (e)      Each Shareholder further represents that:

                 (i) Such Shareholder has been provided with the information specified in Rule 502(b)(2)(ii)(B) and (C) under the Securities Act of 1933 as amended, and has had the opportunity to obtain additional information as desired in order to evaluate the merits and risks inherent in holding the Buyer's Common Stock;

                 (ii) Such Shareholder has not been offered the Buyer's Common Stock by any form of general advertising or general solicitation; and

                 (iii) Such Shareholder is able to bear the economic risk and lack of liquidity inherent in holding the Buyer's Common Stock.

         5.3 Authorization; Capacity; Enforceability. Each Shareholder has the legal capacity to execute, deliver and perform this Agreement and all of the documents and instruments required by this Agreement to be executed and delivered by such Shareholder. This Agreement is, and the other documents and instruments required hereby will be, when executed and delivered by such Shareholder, the valid and binding obligations of such Shareholder, enforceable in accordance with their respective terms.

         5.4 No Violation or Conflict. The execution, delivery and performance of this Agreement by each Shareholder:

                 (a) does not and will not conflict with or violate, breach, constitute a default under, or give rise to a right of termination or acceleration of an obligation under any contract, Law, judgment, order or decree to which such Shareholder is a party or by which such Shareholder is bound; and/or

                 (b) will not result in the creation of any right or Lien against or with respect to the Company's Stock or any of such Shareholder's assets or properties.

         5.5 Litigation. There are no actions, suits or proceedings pending or, to the Knowledge of any Shareholder, proposed or threatened, against any Shareholder by any Person which question the legality, validity or propriety of the transactions contemplated by this Agreement.

         5.6 Government Approvals. No permission, approval, determination, consent or waiver by, or any declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement by the Shareholders.

         5.7 No Pending Acquisitions. Except for this Agreement, no Shareholder is a party to or bound by any agreement, undertaking or commitment with respect to any transaction described below:

                 (a) a merger, share exchange, consolidation, reorganization, combination or similar transaction involving the Company;

                 (b) a purchase, lease or other acquisition of all or any portion of the assets of, or any equity interest (or any option, warrant or securities convertible into any equity interest) in, the Company.

SECTION 6.       REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to the Company as follows:

         6.1 Organization. Buyer is a corporation duly organized, validly existing under the laws of the State of Wisconsin and Buyer has the requisite corporate power and authority to own and use its properties and enter into the transactions contemplated by this Agreement.

         6.2 Capital Structure. The authorized number of shares of Buyer is 100,000,000 shares of Common Stock, par value $.001 per share; 21,668,804 shares are issued and outstanding (as of October 30, 1997); and 500 authorized shares of Preferred Stock, none of which are issued and outstanding. All the shares are validly issued, fully-paid and nonassessable except to the extent provided by Wis. Stats. Section 180.0622(2)(b).

         6.3 Authority. The execution, delivery and performance of this Agreement and the further documents, instruments and agreements referred to or provided for herein by Buyer have been duly authorized by all necessary corporate action on the part of Buyer. Buyer has all requisite corporate power to execute, deliver and perform this Agreement and the further documents, instruments and agreements referred to or provided for herein, and the performance by Buyer of this Agreement and the further documents, instruments and agreements referred to or provided for herein is not prohibited by and does not violate any provision of or result in the breach of (i) any judgment, order or decree applicable to

Buyer, or (ii) the articles of incorporation or bylaws of Buyer and (iii) any material note, mortgage, Lien, indenture to which the Company is a party. This Agreement has been duly executed and delivered by Buyer and, assuming due execution and delivery by the Shareholders, is a valid and legally binding obligation of Buyer enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally.

         6.4 Consents and Approvals. Neither the execution and delivery of this Agreement by Buyer, the consummation by Buyer of the transactions contemplated hereby nor compliance by Buyer with any of the provisions hereof will (i) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except for filings as may be required under the Securities Laws; (ii) result in a default (or give rise to any right or termination, cancellation or acceleration) under any of the terms, conditions or provisions of any indenture, mortgage, note, lien, license, government registration, contract, lease, agreement or other instrument or obligation to which Buyer is a party or by which Buyer or any of their assets may be bound; or (iii) violate any order, writ, judgment, injunction, decree, statute, ordinance, rule or regulation applicable to Buyer or any of their assets.

         6.5 Litigation. There is no claim, action, suit or proceeding pending before any court, commission, agency, arbitrator or government agency against Buyer or any threatened against Buyer which would adversely affect the validity or enforceability of this Agreement.

         6.6 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Buyer directly with the Company, without the intervention of any broker, finder, investment banker or other Person on behalf of Buyer other than William Blair & Company (the fees of which will be paid by Buyer), in such a manner as to give rise to any claim by any such Person against the Company for any finder's fee, brokerage commission or similar payment.

         6.7 Annual Report. Buyer has delivered to the Shareholder Representative Buyer's Annual Report for the year ended December 31, 1996 and its quarterly report for the quarter ended June 30, 1997. As of their respective filing dates, such Annual Report and quarterly report did not contain any untrue statement of a material fact or, to the knowledge of Buyer, omit to state any fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements contained in such Reports have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated and fairly present the financial position of the Buyer as of the respective dates thereof and the results of its operations for the respective periods indicated. Since December 31, 1996, there has not been any material adverse change in the financial condition or the results of operations of the Buyer, except as disclosed in securities filings and reports to shareholders.

         6.8 Buyer Common Stock. The Buyer's Common Stock to be delivered to the Shareholders pursuant to this Agreement (i) have been duly authorized, validly issued, fully paid and non-assessable and will be delivered free and clear of all Liens (except to the extent provided by Wis. Stats. Section 180.0662(2)(b) and as noted on the stock certificates); and (ii) have been issued pursuant to valid exemptions from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws.

         6.9 No Knowledge of Misrepresentations or Omissions. Buyer has not in bad faith failed to inform the Shareholders that the Buyer has knowledge that (i) the representations and warranties of the Shareholders in this Agreement and the Schedules hereto are not true and correct in all material respects; (ii) the Schedules to this Agreement contain material errors; or
(iii) there are material omissions from the Schedules to this Agreement.

         6.10 Contracts. Upon Closing, Buyer agrees to be bound by and assume those Contracts listed on Schedule 4.17 which by their terms require such assumption to avoid a default thereunder resulting from the consummation of the transactions contemplated by this Agreement. Buyer shall also provide Loren E. Swanson all reasonable assistance and cooperation after Closing to obtain the release of Loren E. Swanson from all liabilities under performance bonds of the Company.

SECTION 7.       COVENANTS

         7.1 Best Efforts. Subject to the terms and conditions herein provided, each of the parties to this Agreement agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done as promptly as practicable, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, including the execution of additional instruments, the each of the parties to this Agreement and their officers and directors as appropriate, shall take all such necessary action.

SECTION 8.       CONDITIONS TO CLOSING

         8.1 Conditions to Obligations of Buyer. The obligations of Buyer under this Agreement are subject to the fulfillment at or prior to the Closing of each of the following conditions, each of which may be waived in writing in the sole discretion of Buyer.

                 (a) Representations and Warranties. Each of the representations and warranties made by the Shareholders in this Agreement, the schedules or exhibits hereto, or any written statement delivered to Buyer hereunder shall be true and correct in all material respects as made, as of the Closing Date, and the Shareholders shall have performed and complied in all respects with all agreements and covenants required by this Agreement to be performed, satisfied or complied with them prior to or at the Closing.

                 (b) Government Order, Injunction. No court, domestic or foreign, shall have entered an injunction or other similar order enjoining consummation of the transactions provided for herein, and no action or proceeding shall have been threatened or instituted and remain pending before a court or other governmental body by any governmental agency or public authority to restrain or prohibit the transactions contemplated by this Agreement, nor shall any governmental agency have notified any party to this Agreement that consummation of the transactions contemplated herein would constitute a violation of the laws of the United States and that it intends to commence proceedings to restrain the consummation of the transactions contemplated hereby unless such agency shall have withdrawn such notice prior to the Closing.

                 (c) Government Consents. All consents, approvals, authorizations or orders of, or filings with, any governmental agency required for the consummation of the transactions contemplated herein shall have been obtained or made.

                 (d) Required Consents. The Company and its Subsidiaries shall have obtained consents to proceed with the transactions contemplated by this Agreement under those Contracts identified in SCHEDULE 4.17.

                 (e) No Adverse Change. No change shall have occurred or be threatened which, and Buyer shall not have become aware of any fact that, would reasonably be expected to have a material adverse effect on the Company's or its Subsidiaries' assets or the Business.

                 (f) Employment and Other Agreements. The Buyer shall have entered into an employment and noncompetition agreement with Loren E. Swanson in substantially the form attached as ANNEX A and the agreements to purchase the Facilities in substantially the form attached as ANNEX C.

                 (g) Opinion of Counsel for the Shareholders. Buyer shall have been furnished with an opinion of Lindquist and Vennum, P.L.L.P., counsel for the Shareholders, substantially to the effect that:

                          (1) Each of the Company and its Subsidiaries is a corporation validly existing and in good standing, and has the requisite corporate power and authority to own and use its properties and to transact the Business as it is now being conducted.

                          (2) The execution, delivery and performance of this Agreement and the Escrow Agreement by the Shareholders have been duly authorized and approved by all requisite corporate and Shareholder action of the Company, and this Agreement and the Escrow Agreement have been duly and validly executed and delivered by the Shareholders in accordance with their terms and constitute valid and binding obligations of the Shareholders, enforceable against them in accordance with their terms except as the enforcement may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws generally affecting the rights of creditors.

                          (3) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Shareholders does not and will not, with or without the giving of notice or the lapse of time, or both, (i) conflict with any terms or provisions of the respective Articles of Incorporation or By-laws of the Company or its Subsidiaries; (ii) to our knowledge, result in a breach of, or constitute a default under, result in the termination or modification of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties of the Company or its Subsidiaries pursuant to any indenture, mortgage, deed of trust, contract, license, commitment or other agreement or instrument known to us after reasonable inquiry, to which the Company or its Subsidiaries is a party or by which any of the Company's or its Subsidiaries' properties are bound or affected;
         (iii) violate any law, rule or regulation; (iv) violate any judgment, order or decree known to us after reasonable inquiry, of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over the Company or its Subsidiaries or any of their properties or business; or (v) result in a breach, termination or lapse of the Company's or its Subsidiaries' necessary corporate power and authority to own or lease and operate its properties and to conduct its business as it presently is being conducted.

                          (4)     The Company's authorized capital consists of:
         (i) 100,000 Class A shares, of which, to our knowledge, 15,450 shares are issued and outstanding; and (ii) 1,000,000 shares of Class B shares, of which, to our knowledge, 75,930 are issued and outstanding, and counsel has no reason to believe that such shares are not duly and validly issued, fully-paid and nonassessable and free of any preemptive rights.

                          (5) To our knowledge, no consent, approval, authorization or order of, or filing with, any governmental agency in the United States is required and remains to be done on the part of the Company or its Subsidiaries in order for the transactions contemplated by this Agreement to be consummated.

                          (6) Except as disclosed in this Agreement (including the schedules and exhibits hereto), said counsel for the Company has no knowledge of:

                                  (i)      any claim, action, suit or
                 proceeding pending before any court, arbitrator or government agency against the Company or its Subsidiaries or threatened against the Company or its Subsidiaries which would affect the validity or enforceability of this Agreement or the Escrow Agreement, or which might reasonably be expected to have a material adverse effect on the Business; or

                                  (ii)     any governmental investigations or
                 suits with respect to any of the transactions contemplated herein.

                 (h) Closing Deliveries. The Buyer shall have received at or prior to the Closing the following documents:

                          (1) a certificate of the Secretary of State of the State of Minnesota and the appropriate Virgin Islands authority as to the legal existence and good standing of the Company and its Subsidiaries in Minnesota and the Virgin Islands, as the case may be;

                          (2) certificate of the Secretary or Assistant Secretary of the Company attesting to the authenticity and continuing validity of the articles, documents and bylaws delivered pursuant hereto;

                          (3) estoppel certificates from the lessor of each item of property listed on SCHEDULE 4.14 hereto representing that there are no outstanding claims against the Company or its Subsidiaries under such lease other than for accrued rent not yet due and payable;

                          (4) certificates of appropriate governmental officials in each state in which the Company and its Subsidiaries is required to qualify to do business as a foreign corporation as to the due qualification and good standing of the Company and its Subsidiaries in each such jurisdiction;

                          (5)     all minute books, stock books and records;

                          (6) a copy of the Employment and Noncompete Agreement duly executed by Loren E. Swanson and other Company employees;

                          (7) a copy of each Facilities purchase and sale agreement, duly executed;

                          (8)     resignations of directors; and

                          (9) such other certificates of the Company's and its Subsidiaries' officers and such other documents, to be in form and substance reasonably satisfactory to the Buyer, evidencing satisfaction of the conditions of this Section 8.1 as the Buyer shall reasonably request.

         8.2 Conditions to Obligations of the Shareholders. The obligations of the Shareholders under this Agreement are subject to the fulfillment at or prior to the Closing of each of the following conditions, each of which may be waived in writing at the sole discretion of the Company.

                 (a) Representations and Warranties. Each of the representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects as made on the date hereof and Buyer shall have performed and complied in all respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

                 (b) Government Order, Injunction. No court, domestic or foreign, shall have entered and maintained in effect an injunction or other similar order enjoining consummation of the transactions provided for herein, and no action or proceeding shall have been instituted and remain pending before a court or other governmental body by any governmental agency or public authority to restrain or prohibit the transactions contemplated by this Agreement, nor shall any governmental agency have notified any party to this Agreement that consummation of the transactions contemplated hereby would constitute a violation of the laws of the United States and that it intends to commence proceedings to restrain the consummation of the transactions contemplated hereby unless such agency shall have withdrawn such notice prior to the Closing Date.

                 (c) Government Consents. All consents, approvals, authorizations or orders of or filings with any governmental agency required for consummation of the transactions contemplated herein shall have been obtained or made.

                 (d) No Adverse Change. Since September 30, 1997 there shall not have been any material change in the assets, liabilities, employee relations, customer relations or vendor relations, prospects, operations or condition, financial or otherwise, of the Buyer's business from that reflected in the financial statements for the fiscal quarter then ended, other than changes in the ordinary course of business consistent with past practice which have not materially adversely affected Buyer's assets or materially increased the liabilities (actual or contingent) of the Buyer's business other than borrowings incurred in connection with the transactions contemplated by this Agreement.

                 (e) Litigation. There shall not be any pending action, suit, arbitration, proceeding or investigation before any court, arbitrator or government commission or agency against the Buyer which, if decided adversely to the Buyer, would result in a material adverse change in the business, assets or financial condition of the Buyer or its business.

                 (f) Compliance with Laws. The Buyer shall not be in violation of any material law, rule, regulation or ordinance (including, without limitation, laws, rules, regulations or ordinances relating to building, zoning, environmental protection, disposal of hazardous substances, land use or similar matters) relating to its business, its assets or properties, the violation of which could have a material adverse effect on its business or assets.

                 (g) No Misrepresentation. The representations and warranties of the Buyer contained herein or in the schedules, annexes and exhibits attached on the Closing Date shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made herein or therein, in light of the circumstances under which made, not misleading.

                 (h) Employment and Other Agreements. The Buyer shall have entered into an employment and noncompetition agreement with Loren E. Swanson in the form of ANNEX A and the agreements to purchase the Facilities and shall have paid the total $2,000,000 required under the Facilities purchase agreements.

                          (i)     Opinion of Counsel for Buyer.  The
Shareholders shall have been furnished with an opinion of Quarles & Brady, counsel for Buyer, substantially to the effect that:

                                  (1) Buyer is a corporation validly existing in the State of Wisconsn

                                  (2)  performance of The execution, delivery
                          and by this Agreement and the Escrow Agreement Buyer have been duly authorized and approved by all requisite corporate and shareholder action of Buyer, and this Agreement and Escrow Agreement have been duly and validly executed and delivered by Buyer in accordance with their terms and constitute valid and binding obligations of Buyer, enforceable against it in accordance with their terms except as the enforcement may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws generally affecting the rights of creditors.

                                  (3)      The execution, delivery and
                          performance of this Agreement and the consummation of the transactions contemplated hereby by Buyer does not and will not, with or without the giving of notice or the lapse of time, or both, (i) conflict with any terms or provisions of Buyer's Articles of Incorporation or Bylaws; (ii) to our knowledge, result in a breach of, or constitute a default under, or result in the termination or modification of, or result in the creation or imposition of any Lien, security interest, charge or encumbrance upon any other properties of Buyer pursuant to any indenture, mortgage, deed of trust, contract, license, commitment or other agreement or instrument known to us after reasonable inquiry, to which Buyer is a party or by which any of Buyer's properties are bound or affected; (iii) violate any law, rule or regulation; (iv) violate any judgment, order or decree known to us after reasonable inquiry, of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over Buyer or any of its properties or Business; or (v) result in the breach, termination or lapse of Buyer's necessary corporate power and authority to own or lease and operate its properties and to conduct its business as it presently is being conducted.

                                  (4) Buyer's Common Stock to be delivered to the Shareholders pursuant to this Agreement (i) have been duly authorized, validly issued, full paid and non-assessable, and will be delivered free and clear of all Liens subject to the personal liability imposed on the shareholders by Section 180.0622(2) of the Wisconsin Business Corporation Law, as judicially interpreted, for debts owing to employees for services performed. Although Section 180.0622(2) of the Wisconsin Business Corporation Law provides that such personal liability of shareholders shall be "to an amount equal to the par value of shares owned by them respectively, and to the consideration for which their shares without par value was issued," the Wisconsin Supreme Court, by a split decision without a written opinion, has affirmed a judgment holding shareholders of a corporation liable under Section 180.40(6) (the predecessor to Section 180.0622(2)) for unpaid employee wages up to the consideration paid for their par value shares rather than the shares' lower stated par value.
                          Local 257 of Hotel and Restaurant
                          Employees and Bartenders International Union
                          v. Wilson Street East Dinner Playhouse, Inc., 126 Wis. 2d 284, 375 N.W.2d 664 (1985) (affirming the
                          1983 decision of the Circuit Court for Dane County, Wisconsin in Case No. 82-CV-0023).

                                  (5)      To our knowledge, no consent,
                          approval, authorization or order of, or filing with, any governmental agency in the United States is required and remains to be done on the part of Buyer in order for the transactions contemplated by this Agreement to be consummated.

                                  (6)      We have no knowledge of: (i) any
                          claim, action, suit or proceeding before any court, arbitrator or government agency against Buyer or threatened against Buyer which would affect the validity or enforceability of this Agreement or the Escrow Agreement, or which might reasonably be expected to have a material adverse effect on Buyer's business; or (ii) any governmental investigations or suits with respect to any of the transactions contemplated herein.

   (j) Closing Deliveries. The Shareholders shall have received at or prior to the Closing the following:

                                  (i)      a certificate of the Secretary of
                          State of the State of Wisconsin as to the legal existence and status of the Buyer in Wisconsin;

                                  (ii)     a certificate of the Secretary of
                          each of the Buyer attesting to the incumbency of their respective officers, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement;

                                  (iii) Employment and Noncompete with Loren Swanson;

                                  (iv)     Escrow Agreement;

                                  (v)      Purchase Price and Buyer Common
                          Stock;

                                  (vi)     such other certificates of the
                          officers of the Buyer and such other documents evidencing satisfaction of the conditions specified in this Section 8.2 as the Shareholders' Representative shall reasonably request.

                 (i)Guarantees. Loren E. Swanson shall have been released from all liabilities under all written guarantees of bank debt and Buyer shall have provided substitute guarantees for the performance bond of the Company.


SECTION 9.       TERMINATION

         9.1 Termination. This Agreement may be terminated at any time prior to the Closing notwithstanding approval thereof by the Shareholders or by the Buyer:

                 (a) By the mutual written consent of Buyer and the Shareholders' Representative; or

                 (b) By Buyer or the Shareholders' Representative if, without fault of the terminating party, the Closing shall not have occurred on or before November 15, 1997; or

                 (c) By Buyer or the Shareholders' Representative if any court of competent jurisdiction or other governmental body shall have issued, enacted, entered, promulgated or enforced an order, judgment, decree, injunction, restraining order or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such judgment, order, decree, injunction, restraining order, ruling or other action shall have become final and nonappealable.

         9.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 9.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders other than the provisions of this Section 9. Nothing contained in this Section 9.2 shall relieve any party from liability for any breach of this Agreement.

SECTION 10.      INDEMNITY

         10.1    Indemnity by Shareholders.

                 (a) From and after the Closing Date, the Shareholders, by approving this Agreement, hereby agree that they shall, jointly and severally, indemnify and hold Buyer harmless from and against, and shall defend promptly Buyer from and reimburse Buyer for, any and all losses, damages, costs, expenses, liabilities, obligations, and claims of any kind (including, without limitation, reasonable attorneys' fees and other costs and expenses) ("Damages") which Buyer may at any time suffer or incur, or become subject to, as a result of or in connection with any of the following:

                         (i) any breach of this Agreement or inaccuracy of any of the representations and warranties made by the Shareholders in or pursuant to this Agreement;


                         (ii) any failure by the Shareholders to carry out, perform, satisfy, and discharge any of their or its covenants, agreements, undertakings, liabilities, or obligations under this Agreement;

                         (iii) any operating or administrative expenses that should have been accrued on the Closing Balance Sheet in accordance with GAAP consistently applied in excess of $25,000 provided that this specified indemnification provision shall lapse on December 31, 1997;

                         (iv) any claim, cost, or expense in excess of $20,000 for any breach of the representations at Section 4.17(b)(3).

                 (b) Buyer shall promptly notify the Shareholders of any claim, demand, action, or proceeding for which indemnification will be sought under this Agreement and, if such claim, demand, action, or proceeding is a third party claim, demand, action, or proceeding, the Shareholders shall have the right at their expense to assume the defense thereof using counsel reasonably acceptable to Buyer. Buyer shall have the right to participate, at its own expense, with respect to any such third party claim, demand, action, or proceeding. In connection with any such third party claim, demand, action, or proceeding, the parties shall cooperate with each other and provide each other with access to relevant books and records in their possession. No such third party claim, demand, action, or proceeding shall be settled without the prior written consent of the party seeking indemnification and the Shareholders. Notwithstanding anything herein to the contrary, if a firm written offer is made to settle any such third party claim, demand, action, or proceeding and Buyer refuses to consent to such settlement, then: (i) the Shareholders shall be excused from, and Buyer shall be solely responsible for, all further defense of such third party claim, demand, action, or proceeding; and (ii) the maximum liability of the Shareholders relating to such third party claim, demand, action, or proceeding shall be the amount of the proposed settlement if the amount thereafter recovered from Buyer on such third party claim, demand, action, or proceeding is greater than the amount of the proposed settlement.

         10.2    Indemnity by Buyer.

                 (a) From and after the Closing Date, Buyer hereby agrees that it shall indemnify and hold the Shareholders harmless from and against, and shall defend promptly the Shareholders from and reimburse the Shareholders for, any and all Damages which the Shareholders may at any time suffer or incur, or become subject to, as a result of or in connection with any of the following:

                          (i) any misrepresentation or breach of any representations and warranties made by Buyer in or pursuant to this Agreement;

                          (ii) any failure by Buyer to carry out, perform, satisfy and discharge any of their covenants, agreements, undertakings, liabilities, or obligations under this Agreement;

                          (iii) except for matters for which the Shareholders must indemnify Buyer, the ownership and operation of the Company and the Business after the Closing;

                          (iv) any guarantees disclosed to Buyer in writing by Loren E. Swanson of bank debt of the Company prior to the Closing or any guarantees of performance bonds of the Company with respect to the Contracts listed on SCHEDULE 4.17.

                 (b) The Shareholders shall promptly notify Buyer of any claim, demand, action, or proceeding for which indemnification will be sought under this Section 10.2 of this

Agreement and, if such claim, demand, action, or proceeding is a third party claim, demand, action, or proceeding, Buyer will have the right at their expense to assume the defense thereof using counsel reasonably acceptable to the Shareholders. The Shareholders shall have the right to participate, at their own expense, with respect to any such third party claim, demand, action, or proceeding. In connection with any such third party claim, demand, action, or proceeding, the parties shall cooperate with each other and provide each other with access to relevant books and records in their possession. No such third party claim, demand, action, or proceeding shall be settled without the prior written consent of the Shareholders and Buyer. Notwithstanding anything herein to the contrary, but subject to the limitations in Section 10.3, if a firm written offer is made to settle any such third party claim, demand, action, or proceeding and the Shareholders refuse to consent to such settlement, then: (i) Buyer shall be excused from, and the Shareholders shall be solely responsible for, all further defense of such third party claim, demand, action, or proceeding; and (ii) the maximum liability of Buyer relating to such third party claim, demand, action, or proceeding shall be the amount of the proposed settlement if the amount thereafter recovered on such third party claim, demand, action, or proceeding is greater than the amount of the proposed settlement.

         10.3    Exceptions for Indemnified Damages.

                 (a) Notwithstanding the provisions of Section 10.1, Damages under 10.1(a)(i) or (ii) for which Buyer is entitled to indemnification shall not include the first $125,000 of Damages. In addition, Damages for which Buyer is entitled to indemnification shall not include any individual Damage which is less than $1,000 or Damages to the extent a specific reserve (as described below) has been established on the Closing Balance Sheet. The Company has established special reserves of $40,000 each for Jobs 1077 and 1129 and $10,000 for Job 1061 (or a total of $90,000).

                 (b) Notwithstanding the provisions of Section 10.1, Damages for which the Buyer is entitled to indemnification pursuant to Section
10.1 shall not exceed $4,500,000.

                 (c) Any proceeds from insurance paid to the Buyer or the Company as a direct result of any fact, event or circumstances requiring indemnity pursuant to Section 10.1 shall constitute a credit which shall be offset against the total Damage (before the application of Section 10.3(a) herein).

                 (d) Any Damages calculated for purposes of Section 10.1 shall be calculated taking into account any offsetting federal, state, local or foreign tax benefits realized because of such Damage to Buyer or the Company.

                 (e) The limitations set forth in this Section 10.3 shall not apply to any Damages resulting from the breach by a Shareholder of the representations and warranties in Section 5.

                 (f) The Shareholders may, at their option, pay any Damages in cash or Buyer's Common Stock, valued at the Average Closing Price of Buyer's Common Stock for each of the trading days in the 30 calendar days ending three days prior to payment.

                 (g) Notwithstanding the liability of the Shareholders hereunder as joint and several, the liability of each Shareholder to indemnify the Buyer from a breach of a representation or warranty under Section 5 shall be several and not joint and limited as to each Shareholder in proportion to the total purchase price received by such shareholder considering the total purchase price received by all Shareholders hereunder.

                 (h) Notwithstanding any other provision in this Agreement, the accounts listed on SCHEDULE 10.1 (the "Guaranteed Accounts") will be collected by the Company on or before June 29, 1998, or the Buyer will have the right on June 30, 1998 to assign the Guaranteed Account, in whole or in part, to the Shareholders and receive the uncollected amount first from the Holdback Amount and, if necessary, then directly from the Shareholders. The Buyer agrees that any funds received from the customer on that particular contract will be first assigned to the accounts listed on SCHEDULE 10.1 and used to reduce the outstanding receivables listed on SCHEDULE 10.1. The Buyer agrees to allow Shareholders to review the books and records of the Company at the Shareholders' expense, in order to confirm that amounts have been allocated properly. If any Guaranteed Accounts are assigned to the Shareholders on June 30, 1998, Buyer agrees to prepare such documents, to be in a form and substance reasonably satisfactory to the Shareholders, to assign the rights to the Guaranteed Accounts to the Shareholders for collection. At all times while any Guaranteed Account shall be outstanding, Buyer and the Company will cooperate in all reasonable respects with Loren Swanson in any manner reasonably requested by him to assist in the collection of such Accounts subsequent to Closing. In addition, Loren Swanson shall be permitted to do whatever is reasonably deemed necessary to collect such Accounts, including devoting such reasonable time as he deems appropriate to such collection efforts while he is an employee of the Company. Through June 30, 1998 Loren Swanson shall take no action in collecting the Guaranteed Accounts which he reasonably believes would have a material adverse effect on the Company.

         10.4 Termination of Indemnification Obligations. On March 31, 1999, the parties shall be released from the agreements of indemnification contained in this Section 10 in respect of any claims which shall not have been made prior to such date; provided that claims for breach of Section 5 shall continue until the expiration of all statute of limitations applicable to such claims. Such agreements of indemnification shall remain effective in respect of claims made in writing by giving notice as provided in Section 11.4 prior to such date until such claims are finally determined or satisfied in full.

         10.5 Exclusive Remedy. The enforcement of the agreements of indemnification contained in this Section 10 shall be, after the date hereof, the exclusive remedy of the parties hereto for any breach of any warranty, representation or term hereof or any certificate delivered pursuant to this Agreement, whether sounding in tort, contract or otherwise, and the parties hereto waive all remedies otherwise available to such parties save only remedies which by law may not be waived; provided that this section shall not limit or restrict any of Buyer's remedies for fraud by the Shareholders or any of the Shareholders' remedies for fraud by Buyer.

         10.6 Tax Matters. In the event that any taxing authority conducts an audit to determine the amount of any Taxes of the Company or any Subsidiary for any period ending on or before the Closing Date, or asserts any tax liability for such period, the Shareholders' Representative shall have the exclusive authority to direct, compromise or contest such audit or asserted tax liabilities as he shall, in his sole discretion, deem proper. In such event, Buyer and the Company shall cause the Company or the respective Subsidiary to empower (by power of attorney or such other documentation as may be appropriate) Shareholders' Representative or his designee to represent such Company or Subsidiary in any audit or administrative or judicial proceeding insofar as such audit or proceeding involves any asserted liability for Taxes for the period specified above. Notwithstanding the foregoing, the Shareholders' Representative shall keep the Company fully informed regarding the audit or asserted tax liability described above. Without the consent of the Shareholders' Representative, not to be unreasonably withheld, Buyer shall not, and shall cause the Company and each Subsidiary not to, amend any federal, state or local income tax return where such amendment is made after the Closing and the effect thereof is to increase materially any income taxes payable by the Company or any Subsidiary for any period on or prior to the Closing.

SECTION 11.      MISCELLANEOUS

         11.1 Expenses. Each party shall bear and pay its own expenses and those of its affiliates arising in connection with the transactions contemplated by this Agreement.

         11.2 Survival of Representations and Warranties. The representations, warranties and covenants made by the parties hereto in this Agreement and in the schedules and exhibits hereto or in any certificate or document delivered pursuant hereto shall survive the Closing, any investigation made at any time with respect thereto, for the period of time set forth in
Section 10.4.

         11.3 Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the Company, the Shareholders, and Buyer; except as otherwise expressly provided herein, nothing in this Agreement, express or implied, is intended to confer any rights or benefits on any third party. Neither the Company, the Shareholders, nor Buyer shall have the right to assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed, provided that Buyer may assign its rights and obligations hereunder to any other subsidiary of Buyer, except that no such assignment shall relieve Buyer of its obligations hereunder.

         11.4 Notices. All notices, requests, consents, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in Person, by cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

         If to Buyer:     Cade Industries, Inc.
                          5640 Enterprise Drive
                          P.O. Box 23094
                          Lansing, Michigan  48909
                          Attention: Richard A. Lund

With a copy to:   Quarles & Brady
                  411 East Wisconsin Avenue
                  Milwaukee, Wisconsin,  53202-4497
                  Attention:  Conrad G. Goodkind

If to the Company:    Loren E. Swanson
or the Shareholders   One Meadowlark Lane
(prior to the         North Oaks, Minnesota 55127
Closing)

With a copy to:   Lindquist & Vennum, P.L.L.P.
                  4200 IDS Center
                  80 South Eighth Street
                  Minneapolis, MN 55402-2205
                  Attention: Charles P. Moorse

provided, however, that if either party shall have designated a different address by notice to the other, then to the last address so designated.

         11.5 Waivers. Waiver by any party of any breach of or failure to comply with any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of any such provision, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement.

         11.6 Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the internal laws of the State of Michigan.

         11.7 Integration; Amendment and Termination. This Agreement (including the schedules, annexes and exhibits hereto) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof. This Agreement may not be amended or terminated, nor may any condition or term hereof be waived, orally, but only by an instrument in writing duly executed by the parties hereto or, in the case of a waiver, by the party otherwise entitled to performance. Except as expressly agreed to in writing at the Closing, the parties agree that neither has made any representations, warranties, covenants or undertakings other than as expressly provided for in the Agreement, schedules and annexes hereto.

         11.8 Paragraph and Other Headings. The paragraph and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         11.9 Counterparts. This Agreement may be executed in two or more counterparts, faxed or otherwise, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.10 No Impairment. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

         11.11 Schedules. Disclosure of information on one Schedule with respect to any representation or warranty hereto shall be deemed to be disclosure of such information with respect to all representations and warranties as set forth in this Agreement, provided such disclosure is sufficiently adequate to inform the Buyer of its relevance to such other representation or warranty.

         11.12 Legal Proceedings. If a dispute arises between the parties relating to this Agreement or any of the other agreements to be delivered hereunder, the parties agree to use the following procedure prior to either party pursuing other available remedies:

         (a) In the event Buyer proposes to make any claim for indemnification under Section 10.2 of this Agreement, it shall deliver a certificate signed by the President or any Vice President of Buyer (the "Officer's Certificate") to the Shareholders' Representative, which Officer's Certificate shall state that Buyer has suffered, paid or properly accrued liabilities, damages, losses or expenses or anticipates liability for claims in the aggregate stated amount to which such party is entitled to indemnification pursuant to this Agreement and shall specify in reasonable detail each individual item of damage, loss, expense or other claim included in the amount so stated, the date such item was suffered, paid or properly accrued, the basis for any anticipated liability and the nature of the misrepresentation, breach of warranty, agreement or claim to which each such item is related.

         (b) If within 15 days of receipt of the Officer's Certificate, in the event that the Shareholders' Representative objects in writing to the reimbursement of Buyer in respect of any claim or claims made in an Officer's Certificate, the Shareholders' Representative and Buyer shall, within the ten-day period beginning as of the date of the receipt by Buyer of such written objection, attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. A meeting shall be held between the parties, attended by individuals with decision-making authority regarding the dispute, in an attempt in good faith to negotiate a resolution of the dispute. If the Buyer and the Shareholders' Representative shall so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and, with respect to matters for which claims can be made against the Holdback Amount, if available, shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and to make distributions from the Holdback Amount in accordance with the terms thereof.

         (c) If, within 30 days after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, they will jointly appoint a mutually acceptable neutral Person not Affiliated with either of the parties (the "neutral"), seeking assistance in such regard from the Center for Public Resources if they have been unable to agree upon such appointment within 40 days from the initial meeting. The fees of the neutral shall be shared equally by the parties.

         (d) In consultation with the neutral, the parties will select or devise an alternative dispute resolution procedure ("ADR") by which they will attempt to resolve the dispute, and a time and place for the ADR to be held, with the neutral making the decision as to the procedure, and/or place and time (but unless circumstances require otherwise, not later than 60 days after selection of the neutral) if the parties have been unable to agree on any of such matters within 20 days after initial consultation with the neutral.

     (e) The parties agree to participate in good faith in the ADR to its conclusion as designated by the neutral. If the parties are not successful in resolving the dispute through the ADR, then the parties may agree to submit the matter to binding arbitration or a private adjudicator, or either party may seek an adjudicated resolution through the appropriate court. Nothing in this
Section 11.12 shall restrict a party's right to file an action with an appropriate court if such party determines such action be necessary at the time due to the implication of any statute of limitations.

     (f) In the event legal proceedings through the courts are commenced to enforce the parties' respective rights and obligations herein, each party shall be responsible to pay for its own related costs and expenses, including reasonable legal fees, incurred with respect to said legal proceedings.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.

Cade Industries, Inc.,
a Wisconsin corporation


By:_________________________________________
Title:______________________________________


____________________________________________
Loren E. Swanson, for and on behalf of
himself as a Shareholder.

For, and on behalf of the following Shareholders, pursuant to authority under certain Irrevocable
Power of Attorney dated October __, 1997:

     L. Kurt Swanson
     Karna M. Anderson
     Philip J. Anderson
     Charlene E. Bostrom
     Bruce C. Bostrom
     Lisa A. Miller
     William S. Miller
     Carla T. Swanson